                                                                     EXHIBIT 2.1
================================================================================




                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                WEBMETHODS, INC.

                           WOLF ACQUISITION, INC. AND

                              ACTIVE SOFTWARE, INC.

                            DATED AS OF MAY 20, 2000




================================================================================


                                                        TABLE OF CONTENTS
                                                        -----------------

                                                                                                                         Page No.
                                                                                                                         --------
ARTICLE I         THE MERGER.................................................................................................2

        1.1       The Merger.................................................................................................2
                  ----------
        1.2       Effective Time.............................................................................................2
                  --------------
        1.3       Effect of the Merger.......................................................................................2
                  --------------------
        1.4       Certification of Incorporation; Bylaws.....................................................................2
                  --------------------------------------
        1.5       Directors and Officers.....................................................................................2
                  ----------------------
        1.6       Conversion of Company Common Stock, Etc....................................................................3
                  ---------------------------------------
        1.7       Stock Options and Warrants.................................................................................3
                  --------------------------
        1.8       Adjustments to Exchange Ratio..............................................................................4
                  -----------------------------
        1.9       Fractional Shares..........................................................................................4
                  -----------------
        1.10      Surrender of Certificates..................................................................................4
                  -------------------------
        1.11      Further Ownership Rights in Company Common Stock...........................................................6
                  ------------------------------------------------
        1.12      Closing....................................................................................................7
                  -------
        1.13      Lost, Stolen or Destroyed Certificates.....................................................................7
                  --------------------------------------
        1.14      Tax Consequences...........................................................................................7
                  ----------------
        1.15      Accounting Consequences....................................................................................7
                  -----------------------
        1.16      Further Assurances.........................................................................................7
                  ------------------

ARTICLE II        REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................................................8

        2.1       Organization and Qualification; Subsidiaries...............................................................8
                  --------------------------------------------
        2.2       Certificate of Incorporation and Bylaws....................................................................9
                  ---------------------------------------
        2.3       Capitalization.............................................................................................9
                  --------------
        2.4       Authority; Enforceability.................................................................................11
                  -------------------------
        2.5       Required Vote.............................................................................................11
                  -------------
        2.6       No Conflict; Required Filings and Consents................................................................11
                  ------------------------------------------
        2.7       Material Agreements.......................................................................................12
                  -------------------
        2.8       Compliance................................................................................................14
                  ----------
        2.9       SEC Filings; Financial Statements.........................................................................14
                  ---------------------------------
        2.10      Absence of Certain Changes or Events......................................................................15
                  ------------------------------------
        2.11      No Undisclosed Liabilities................................................................................15
                  --------------------------
        2.12      Litigation................................................................................................16
                  ----------
        2.13      Employee Benefit Plans....................................................................................16
                  ----------------------
        2.14      Employment and Labor Matters..............................................................................18
                  ----------------------------
        2.15      Registration Statement; Proxy Statement/Prospectus........................................................19
                  --------------------------------------------------
        2.16      Absence of Restrictions on Business Activities............................................................20
                  ----------------------------------------------
        2.17      Title to Assets; Leases...................................................................................20
                  -----------------------
        2.18      Taxes.....................................................................................................21
                  -----
        2.19      Environmental Matters.....................................................................................22
                  ---------------------
        2.20      Intellectual Property.....................................................................................24
                  ---------------------
        2.21      Insurance.................................................................................................28
                  ---------
        2.22      No Restrictions on the Merger; Takeover Statutes..........................................................28
                  ------------------------------------------------
        2.23      Pooling; Tax Matters......................................................................................28
                  --------------------



        2.24      Brokers...................................................................................................29
                  -------
        2.25      Certain Business Practices................................................................................29
                  --------------------------
        2.26      Interested Party Transactions.............................................................................29
                  -----------------------------
        2.27      Opinion of Financial Advisor..............................................................................30
                  ----------------------------
        2.28      Disclosure................................................................................................30
                  ----------

ARTICLE III       REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB...................................................30

        3.1       Organization and Qualification............................................................................30
                  ------------------------------
        3.2       Capitalization............................................................................................31
                  --------------
        3.3       Authority; Enforceability.................................................................................32
                  -------------------------
        3.4       Required Vote.............................................................................................33
                  -------------
        3.5       No Conflict; Required Filings and Consents................................................................33
                  ------------------------------------------
        3.6       Material Agreements.......................................................................................34
                  -------------------
        3.7       Compliance................................................................................................34
                  ----------
        3.8       SEC Filings; Financial Statements.........................................................................35
                  ---------------------------------
        3.9       Absence of Certain Changes or Events......................................................................36
                  ------------------------------------
        3.10      Absence of Litigation.....................................................................................36
                  ---------------------
        3.11      Registration Statement; Proxy Statement/Prospectus........................................................36
                  --------------------------------------------------
        3.12      Taxes.....................................................................................................37
                  -----
        3.13      Environmental Matters.....................................................................................38
                  ---------------------
        3.14      Pooling; Tax Matters......................................................................................39
                  --------------------
        3.15      Brokers...................................................................................................39
                  -------
        3.16      Opinion of Financial Advisor..............................................................................39
                  ----------------------------
        3.17      Absence of Restrictions on Business Activities............................................................39
                  ----------------------------------------------

ARTICLE IV        CONDUCT OF BUSINESS PENDING THE MERGER....................................................................40

        4.1       Conduct of Business by the Company Pending the Merger.....................................................40
                  -----------------------------------------------------
        4.2       Solicitation of Other Proposals...........................................................................43
                  -------------------------------
        4.3       Conduct of Business by Parent Pending the Merger..........................................................44
                  ---------- -------------------------------------

ARTICLE V         ADDITIONAL AGREEMENTS.....................................................................................45

        5.1       Registration Statement; Proxy Statement/Prospectus........................................................45
                  --------------------------------------------------
        5.2       Company Stockholders' Meeting.............................................................................46
                  -----------------------------
        5.3       Parent Stockholders Meeting...............................................................................48
                  ---------------------------
        5.4       Access to Information; Confidentiality....................................................................49
                  --------------------------------------
        5.5       Reasonable Best Efforts; Further Assurances...............................................................50
                  -------------------------------------------
        5.6       Stock Options and Stock Plan; Options.....................................................................51
                  -------------------------------------
        5.7       Form S-8..................................................................................................52
                  --------
        5.8       Employee Benefits.........................................................................................52
                  -----------------
        5.9       Parent Option Pool........................................................................................54
                  ------------------
        5.10      Parent Board of Directors.................................................................................54
                  -------------------------
        5.11      Pooling; Reorganization...................................................................................54
                  -----------------------
        5.12      Notification of Certain Matters...........................................................................55
                  -------------------------------
        5.13      Listing on the NASDAQ.....................................................................................56
                  ---------------------
        5.14      Public Announcements......................................................................................56
                  --------------------
        5.15      Takeover Laws.............................................................................................56
                  -------------


        5.16      Accountant's Letters......................................................................................56
                  --------------------
        5.17       Indemnification; Directors and Officer Insurance.........................................................57
                   ------------------------------------------------
        5.18      Company Stockholders' Agreement...........................................................................57
                  -------------------------------
        5.19      Strategic Relationship Agreement..........................................................................58
                  --------------------------------

ARTICLE VI        CONDITIONS OF MERGER......................................................................................58

        6.1       Conditions to Obligation of Each Party to Effect the Merger...............................................58
                  -----------------------------------------------------------
        6.2       Additional Conditions to Obligations of Parent and Merger Sub.............................................59
                  -------------------------------------------------------------
        6.3       Additional Conditions to Obligations of the Company.......................................................60
                  ---------------------------------------------------

ARTICLE VII       TERMINATION, AMENDMENT AND WAIVER.........................................................................61

        7.1       Termination...............................................................................................61
                  -----------
        7.2       Effect of Termination.....................................................................................63
                  ---------------------
        7.3       Fees and Expenses.........................................................................................63
                  -----------------
        7.4       Amendment.................................................................................................64
                  ---------
        7.5       Waiver....................................................................................................64
                  ------

ARTICLE VIII      GENERAL PROVISIONS........................................................................................65

        8.1       Survival of Representations and Warranties................................................................65
                  ------------------------------------------
        8.2       Notices...................................................................................................65
                  -------
        8.3       Disclosure Schedules......................................................................................66
                  --------------------
        8.4       Certain Definitions.......................................................................................66
                  -------------------
        8.5       Interpretation............................................................................................69
                  --------------
        8.6       Severability..............................................................................................69
                  ------------
        8.7       Entire Agreement..........................................................................................69
                  ----------------
        8.8       Assignment................................................................................................69
                  ----------
        8.9       Parties in Interest.......................................................................................70
                  -------------------
        8.10      Failure or Indulgence Not Waiver; Remedies Cumulative.....................................................70
                  -----------------------------------------------------
        8.11      Governing Law; Enforcement................................................................................70
                  --------------------------
        8.12      Counterparts..............................................................................................70
                  ------------


                                                  EXHIBITS
                                                  --------
                     Exhibit A        Form of Company Stockholders' Agreement
                     Exhibit B        Form of Parent Voting Agreement
                     Exhibit C        Form of Strategic Relationship Agreement
                     Exhibit D        Form of the Surviving Company's Certificate of Incorporation
                     Exhibit E        Form of Company Affiliate Pooling Agreement
                     Exhibit F        Form of Parent Affiliate Pooling Agreement


                          AGREEMENT AND PLAN OF MERGER

           THIS AGREEMENT AND PLAN OF MERGER, dated as of May 20, 2000 (the "Agreement"), among WEBMETHODS, INC., a Delaware corporation ("Parent"), WOLF ACQUISITION, INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and ACTIVE SOFTWARE, INC., a Delaware corporation (the "Company").

           WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each approved the merger (the "Merger") of Merger Sub with and into the Company, in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and subject to the conditions set forth herein, which Merger will result in, among other things, the Company becoming a wholly owned subsidiary of Parent and have approved and declared this Agreement advisable and in the best interests of their respective stockholders;

           WHEREAS, as a condition to the willingness of, and an inducement to, Parent and Merger Sub to enter into this Agreement, contemporaneously with the execution and delivery of this Agreement, certain holders of Company Common Stock (as defined herein), are entering into a Stockholders' Agreement and Irrevocable Proxy dated as of the date hereof (the "Company Stockholders' Agreement") in the form of Exhibit A attached hereto, providing for certain actions relating to the transactions contemplated by this Agreement;

           WHEREAS, as a condition to the willingness of, and an inducement to, Company to enter into this Agreement, contemporaneously with the execution and delivery of this Agreement, certain holders of Parent Common Stock (as defined herein), are entering into a Voting Agreement dated as of the date hereof (the "Parent Voting Agreement") in the form of Exhibit B attached hereto, providing for certain actions relating to the transactions contemplated by this Agreement;

           WHEREAS, as a condition to the willingness of, and an inducement to, Parent and the Company to enter into this Agreement, contemporaneously with the execution and delivery of this Agreement, the Company and Parent are entering into a Strategic Relationship Agreement dated as of the date hereof (the "Strategic Relationship Agreement") in the form of Exhibit C attached hereto in order to initiate a strategic relationship between the Company and Parent in the event that the Merger could be delayed or not consummated;

           WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"); and

           WHEREAS, for accounting purposes, it is intended that the Merger shall qualify for "pooling of interests" treatment.

           NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

           1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the DGCL,
(a) Merger Sub shall merge with and into the Company, and the separate corporate existence of Merger Sub shall thereupon cease, (b) the Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by Delaware law as a wholly owned subsidiary of Parent and (c) the separate corporate existence of the Company with all of its assets, property rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in this Article I.

           1.2 Effective Time. As promptly as practicable after the satisfaction or, to the extent permitted hereunder, waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by (i) executing and filing on the Closing Date (as hereinafter defined) a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as required by and executed in accordance with the relevant provisions of the DGCL and (ii) making such other filings and taking such other actions as may be required by Law to make the Merger effective hereinafter. The Merger shall become effective at such date and time as the Certificate of Merger is duly filed with the Delaware Secretary of State or at such later date and time as may be specified in the Certificate of Merger by mutual agreement of Parent, Merger Sub and the Company (the date and time the merger becomes effective being the "Effective Time").

           1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the assets, property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

           1.4 Certification of Incorporation; Bylaws. At the Effective Time and without any further action on the part of the parties hereto, (a) the Certificate of Incorporation of the Surviving Corporation shall be amended to read in its entirety as set forth in Exhibit D attached hereto until thereafter amended as provided by the DGCL and (b) the Bylaws of Merger Sub shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by the DGCL.

           1.5 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and the Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation.

           1.6 Conversion of Company Common Stock, Etc. At the Effective Time, by virtue of the Merger and without any action on the part of the parties hereto or the holders of the following securities:

                 (a) Subject to the provisions of this Article I, each share of Common Stock, par value $.001 per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of the Company Common Stock to be canceled pursuant to Section 1.6(c) and subject to Section 1.8) will be converted automatically into the right to receive 0.527 fully paid and nonassessable shares (the "Exchange Ratio") of the Common Stock, par value $0.01 per share (the "Parent Common Stock"), of Parent (the "Merger Consideration").

                 (b) Each share of the Company Common Stock issued and outstanding immediately prior to the Effective Time shall automatically cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 1.10 hereof, without interest.

                 (c) Each share of Company Common Stock, if any, owned by Parent or Merger Sub, in each case immediately prior to the Effective Time, shall be canceled and extinguished without any conversion thereof and no payment or distribution shall be made with respect thereto.

                 (d) Each share of Common Stock, par value $0.01 per share, of Merger Sub (the "Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be automatically converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation and shall thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any shares of Merger Sub Common Stock shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

           1.7   Stock Options and Warrants.

                 (a) The Company and Parent shall take all requisite action such that, at the Effective Time, all options to purchase Company Common Stock then outstanding under the Company's 1996 Stock Plan (the "1996 Plan"), the Company's 1996A Stock Plan (the "1996A Plan"), the Company's 1999 Stock Plan (the "1999 Stock Plan"), the TransLink Stock Option Plan (the "TransLink Plan"), the Alier 1996 Stock Option Plan (the "Alier 1996 Plan"), the Alier 1997 Stock Option Plan (the "Alier 1997 Plan"), and the Company's 1999 Director's Stock Option Plan (the "1999 Director's Plan", together with the 1996 Plan, 1996A Plan, the 1999 Plan, the TransLink Plan, the Alier 1996 Plan and the Alier 1997 Plan, the "Option Plans") by virtue of the Merger and, shall be assumed by Parent in accordance with Section 5.6, without any action on the part of the holder thereof.

                 (b) The Company and its Board of Directors shall promptly take all actions necessary to ensure that following the Effective Time no holder of any options or other rights pursuant to, nor any participant in or party to, the Option Plans or any other Employee Plan (as defined herein) or other plan, program, arrangement, agreement or other commitment providing for the issuance or grant of any interest in respect of the capital stock of the Company or any Subsidiary of the Company will have any rights thereunder to acquire equity securities, or any right to payment in respect of the equity securities, of Parent, the Company, or the Surviving Corporation or any of their Subsidiaries, except as provided herein.

           1.8 Adjustments to Exchange Ratio. Without limiting any other provision of this Agreement, the Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Common Stock occurring after the date hereof and prior to the Effective Time.

           1.9 Fractional Shares. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued in connection with the Merger, and such fractional interests will not entitle the owner thereof to any rights of a stockholder of Parent. In lieu of the issuance of fractional shares, each holder of shares of Company Common Stock exchanged pursuant to Section 1.6 who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to have been otherwise received by such holder) shall receive from Parent an amount of cash (rounded down to the nearest whole cent and without interest) equal to the product of such fractional part of a share of Parent Common Stock multiplied by the average closing price per share of Parent Common Stock (rounded to the nearest cent) on the Nasdaq National Market ("NASDAQ") (as reported in The Wall Street Journal, or, if not reported therein, any other authoritative source selected by Parent) for the 20 trading days ending on the third trading day immediately prior to (and excluding the date of) the Effective Time.

           1.10  Surrender of Certificates.

                 (a) Exchange Agent. Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as the Exchange Agent in the Merger.

                 (b) Parent to Provide Common Stock. When and as needed, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, through such reasonable procedures as Parent may adopt, sufficient shares of Parent Common Stock to be exchanged pursuant to Section 1.6.

                 (c) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") that immediately prior to the Effective Time represented outstanding shares of Company Common Stock to be exchanged pursuant to Section 1.6, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock and payment in lieu of fractional shares which such holder has the right to receive pursuant to Sections 1.6 and 1.9, after giving effect to any required Tax (as defined herein) withholdings, and the Certificate so surrendered shall forthwith be canceled. At any time following the first anniversary of the Effective Time, all or any number of shares of Parent Common Stock (and any or all cash payable in lieu of fractional shares of Parent Common Stock) deposited with or made available to the Exchange Agent pursuant to Section 1.10(b), which remain undistributed to the holders of the Certificates representing shares of Company Common Stock, shall be delivered to Parent upon demand, and thereafter such holders of unexchanged shares of Company Common Stock shall be entitled to look only to Parent (subject to abandoned property, escheat or other similar Laws) only as general creditors thereof with respect to the shares of Parent Common Stock for payment upon due surrender of their Certificates.

                 (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to shares of Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the whole shares of Parent Common Stock represented thereby and no cash payment in lieu of fractional shares of Parent Common Stock shall be paid to any such holder pursuant to Section 1.9 until the holder of record of such Certificate shall surrender such Certificate pursuant to Section 1.10(c). Subject to the effect of applicable Laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any cash payable in lieu of fractional shares of Parent Common Stock to which the holder is entitled pursuant to
Section 1.9 and the amount of dividends or other distributions with a record date after the Effective Time and payable between the Effective Time and the time of such surrender with respect to such whole shares of Parent Common Stock.

                 (e) Transfers of Ownership. If any certificate for shares of Parent Common Stock is to be issued in a name other than the name in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that (i) the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and accompanied by all other documents required to evidence and effect such transfer and (ii) either (x) that the Person requesting such exchange will have paid any transfer or other Taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in a name other than the name of the registered holder of the Certificate surrendered or (y) established to the satisfaction of Parent, or any agent designated by Parent, that such Tax has been paid or is not applicable.

                 (f) No Liability. Notwithstanding anything to the contrary in this Agreement, none of the Exchange Agent, Parent, the Merger Sub or the Surviving Corporation shall be liable to a holder of a Certificate for any Parent Common Stock (and any cash payable for fractional shares of Parent Common Stock or any other amount due, if any) that was properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

                 (g) Withholding of Tax. Parent or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as Parent (or any Affiliate thereof) or the Exchange Agent shall determine in good faith they are required to deduct and withhold with respect to the making of such payment under the Code, or any provision of federal, state, local or foreign Tax Law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Stock in respect of whom such deduction and withholding were made by Parent.

                 (h) Affiliates. Notwithstanding anything to the contrary herein, to the fullest extent permitted by Law, no certificates representing shares of Parent Common Stock or cash shall be delivered to a Person who may be deemed an "affiliate" of the Company in accordance with Section 5.8 hereof for purposes of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"), or for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion No. 16 (Business Combinations) of the Accounting Principles Board of the American Institute of Certified Public Accountants, the Financial Accounting Standards Board ("APB 16") and applicable rules and regulations ("Regulations") of the Securities and Exchange Commission (the "SEC") until such Person has executed and delivered a Company Affiliate Pooling Agreement (as defined in Section 5.11) to Parent.

                 (i) Unvested Shares. If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock shall also be unvested to the same extent and in accordance with such agreement and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

           1.11 Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of Company Common Stock in accordance with the terms of this Article I (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Common Stock. At the Effective Time, the stock transfer books of the Company shall be closed, and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Surviving Corporation. From and after the Effective Time, the holders of Certificates evidencing ownership of shares of Company Common Stock outstanding shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided for herein. If, after the Effective Time, Certificates are presented to the

Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

           1.12 Closing. Unless this Agreement shall have been terminated and the transactions contemplated by this Agreement abandoned pursuant to the provisions of Article VII, and subject to the provisions of Article VI, the closing of the Merger (the "Closing") will take place at 10:00 a.m. (Eastern time) on a date (the "Closing Date") to be mutually agreed upon by the parties, which date shall be not later than the third Business Day after all the conditions set forth in Article VI shall have been satisfied (or waived in accordance with Section 7.5, to the extent the same may be waived), unless another time and/or date is agreed by the parties hereto. The Closing shall take place at the offices of Shaw Pittman, 1676 International Drive, McLean, Virginia 22102 or such other place as the parties hereto otherwise agree.

           1.13 Lost, Stolen or Destroyed Certificates. In the event any Certificates evidencing Company Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock and cash for fractional shares, if any, as may be required pursuant to Section 1.9; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

           1.14 Tax Consequences. For federal income tax purposes, the parties intend that the Merger be treated as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code, and that this Agreement shall be, and is hereby, adopted as a plan of reorganization for purposes of
Section 368 of the Code. Unless otherwise required by Law, the parties shall not take a position on any Tax Return (as defined herein) or in any proceeding relating to the Tax consequences of the Merger inconsistent with this Section 1.14.

           1.15 Accounting Consequences. For financial reporting purposes, the Merger is intended to be accounted for as a "pooling-of-interests" transaction under APB 16 and the Regulations of the SEC.

           1.16 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record of otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either the Company or Merger Sub or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of the Company or Merger Sub, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its rights, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of the Company or Merger Sub, as applicable, and otherwise to carry out the purposes of this Agreement.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

           The Company hereby represents and warrants to Parent and Merger Sub, subject to the exceptions specifically set forth in writing in the disclosure schedule delivered by the Company to Parent concurrently herewith (the "Company Disclosure Schedule") (each Section of which qualifies the correspondingly numbered representation, warranty or covenant to the extent specified therein), as follows:

           2.1   Organization and Qualification; Subsidiaries.

                 (a) The Company is a corporation duly organized, validly existing and in good standing under Delaware law. The Company has all the requisite corporate power and authority, and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, waivers, qualifications, certificates, Orders (as defined herein) and approvals (collectively, "Approvals") necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so qualified, existing and in good standing or to have such power, authority and Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                 (b) Section 2.1(b) of the Company Disclosure Schedule sets forth, as of the date hereof, a true and complete list of all of the Company's directly and indirectly owned Subsidiaries, together with the jurisdiction of incorporation or organization of each Subsidiary. The Company owns one hundred percent (100%) of the outstanding capital stock of each of its Subsidiaries.

                 (c) Each Subsidiary of the Company is a legal entity, duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of incorporation or organization and has all the requisite power and authority, and is in possession of all Approvals necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to possess such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                 (d) Section 2.1(d) of the Company Disclosure Schedule sets forth a true and complete list of each equity investment or similar investment interest made by the Company or any of its Subsidiaries in any Person other than the Company's Subsidiaries ("Other Interests").

Except as described in Section 2.1(d) of the Company Disclosure Schedule, the Other Interests are owned by the Company, by one or more of the Company's Subsidiaries, or by the Company and one or more of its Subsidiaries, in each case free and clear of all Liens.

           2.2 Certificate of Incorporation and Bylaws. The Company has heretofore furnished to Parent a true, accurate and complete copy of each of its and each of its Subsidiaries' Certificate of Incorporation and Bylaws or equivalent organizational documents, as amended or restated to the date hereof. Such Certificate of Incorporation and Bylaws and equivalent organizational documents of the Company and each of its Subsidiaries are in full force and effect, and no other organizational documents are applicable to or binding upon the Company or its Subsidiaries.

           2.3   Capitalization.

                 (a) The authorized capital of the Company consists of 105,000,000 shares, divided into 100,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $.001 per share (the "Company Preferred Stock"). As of May 16, 2000, (i) 25,937,281 shares of Company Common Stock were issued and outstanding; (ii) no shares of Company Preferred Stock were issued or outstanding; (iii) no shares of Company Common Stock were held in the treasury of the Company; (iv) no shares of Company Common Stock were held by any Subsidiary of the Company; (v) 4,177,869 shares of Company Common Stock were duly reserved for future issuance pursuant to employee stock options granted pursuant to the Option Plans (the "Outstanding Employee Options"); (vi) 641,515 shares of Company Common Stock were duly reserved for future issuance pursuant to the Company's 1999 Employee Stock Purchase Plan (the "Purchase Plan"); and
(vii) 36,764 shares of Company Common Stock were reserved for issuance upon exercise of the warrant to purchase the Company Common Stock dated October 28, 1998 held by Intel Corporation. None of the outstanding shares of Company Common Stock are subject to, nor were they issued in violation of any, purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right created by the Company or to which the Company is or was a party, nor does the Company have knowledge of any such right. Except as set forth above and in Section 2.3(a) of the Company Disclosure Schedule, as of the date hereof, no shares of voting or non-voting capital stock, other equity interests, or other voting securities of the Company were issued, reserved for issuance or outstanding. Except as described in Section 2.3(a) of the Company Disclosure Schedule, all outstanding options to purchase Company Common Stock were granted under Company's Option Plans. In connection with the execution of this Agreement, the Company has provided to Parent a complete list of all outstanding options and warrants to purchase Company Common Stock as of the date hereof, the record holder thereof and the exercise prices thereof. All outstanding shares of capital stock of the Company are, and all shares which may be issued upon the exercise of stock options and warrants will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to any kind of preemptive (or similar) rights. There are no bonds, debentures, notes or other indebtedness of the Company with voting rights (or convertible into, or exchangeable for, securities with voting rights) on any matters on which stockholders of the Company may vote.

                 (b) Section 2.3(b) of the Company Disclosure Schedule sets forth the number of authorized and outstanding shares of capital stock, and ownership thereof, of each of the Company's Subsidiaries. All of the outstanding shares of capital stock of each of the Company's

Subsidiaries have been duly authorized, validly issued, fully paid and nonassessable, are not subject to, and were not issued in violation of, any preemptive (or similar) rights, and are owned, of record and beneficially, by the Company or one of its direct or indirect Subsidiaries, free and clear of all Liens whatsoever. Except as set forth in Section 2.3(b) of the Company Disclosure Schedule, there are no restrictions of any kind which prevent the payment of dividends by any of the Company's Subsidiaries, and neither the Company nor any of its Subsidiaries is subject to any obligation or requirement to provide funds for or to make any investment (in the form of a loan or capital contribution) to or in any Person.


                 (c) Except as described in Section 2.3(c) of the Company Disclosure Schedule, as of the date hereof, there are no outstanding securities, options, warrants, calls, rights, convertible or exchangeable securities, commitments, agreements, arrangements or undertakings of any kind (contingent or otherwise) to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock (or options or warrants to acquire any such shares) of the Company or its Subsidiaries. Except as described in Section 2.3(c) of the Company Disclosure Schedule, as of the date hereof, there are no stock-appreciation rights, stock-based performance units, "phantom" stock rights or other agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any Person is or may be entitled to receive any payment or other value based on the revenues, earnings or financial performance, stock price performance or other attribute of the Company or any of its Subsidiaries or assets or calculated in accordance therewith (other than ordinary course payments or commissions to sales representatives of the Company based upon revenues generated by them without augmentation as a result of the transactions contemplated hereby) (collectively, "Stock-Based Rights") or to cause the Company or any of its Subsidiaries to file a registration statement under the Securities Act, or which otherwise relate to the registration of any securities of the Company. Except as set forth in
Section 2.3(c) of the Company Disclosure Schedule or the Company Stockholders' Agreement, there are no voting trusts, proxies or other agreements, commitments or understandings of any character to which the Company or any of its Subsidiaries is a party or by which any of them is bound or, to the Knowledge (as defined herein) of the Company, any of the Company's stockholders is a party or by which any of them is bound, in each case, with respect to the issuance, holding, acquisition, voting or disposition of any shares of capital stock of the Company or any of its Subsidiaries.

           2.4 Authority; Enforceability. The Company has all necessary corporate power and authority to execute and deliver this Agreement, each Related Agreement (as defined herein) to which it is a party and each instrument required to be executed and delivered by it at the Closing, and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and each Related Agreement to which it is a party, the performance of its obligations hereunder and thereunder, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly and validly authorized by all corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or any Related Agreement to which it is a party or to consummate the transactions so contemplated (other than, with respect to the Merger, the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding Company Common Stock in accordance with Delaware law and the Company's Certificate of Incorporation and Bylaws) herein or therein. Each of this Agreement and Related Agreements to which it is a party has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

           2.5 Required Vote. As of the date hereof and, except as permitted by Section 5.2(c), as of the Effective Time, the Board of Directors of the Company has, at a meeting duly called and held, (i) unanimously approved and declared advisable this Agreement and each Related Agreement to which the Company is a party, (ii) determined that the transactions contemplated hereby and thereby are advisable, fair to and in the best interests of the holders of Company Common Stock, (iii) resolved to recommend adoption of this Agreement by the stockholders of the Company and (iv) directed that this Agreement be submitted to the stockholders of the Company for their adoption. The Board of Directors has not withdrawn, rescinded or modified and will not, except in accordance with Section 4.2 hereof, withdraw, rescind or modify such approvals, determination, and resolutions to recommend. The affirmative vote of a majority of all outstanding shares of Company Common Stock for the adoption of this Agreement is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement or to approve or authorize the Merger, the Related Agreements and the other transactions contemplated hereby and thereby. As of May 19, 2000, the holders of the Company Common Stock that are parties to the Company Stockholders' Agreement own (beneficially and of record) and have the right to vote, in the aggregate, approximately 5,991,884 shares of Company Common Stock.

           2.6   No Conflict; Required Filings and Consents.

                 (a) The execution and delivery by the Company of this Agreement, the Related Agreements to which it is a party or any instrument required by this Agreement to be executed and delivered by the Company or any of its Subsidiaries at the Closing do not, and the performance of this Agreement, the Related Agreements to which it is a party or any instrument required by this Agreement to be executed and delivered by the Company or any of its Subsidiaries at the Closing, shall not, (i) conflict with or violate the Certificate of Incorporation or Bylaws or equivalent organizational documents of the Company or any of its Subsidiaries, state securities laws or blue sky laws (ii) conflict with or violate any Law or Order in each case applicable to the Company or any of its Subsidiaries or by which its or any of their respective properties or assets is bound or affected, or (iii) result in any breach or violation of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company's or any of its Subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, Contract, permit, franchise or other instrument or obligation to which the Company or any of its

Subsidiaries is a party or by which the Company or any of its Subsidiaries or its or any of their respective properties or assets is bound or affected, except
(A) as set forth in Section 2.6(a) of the Company Disclosure Schedule or (B) in the case of clause (ii) or (iii) above, for any such conflicts, breaches, violations, defaults or other occurrences that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                 (b) The execution and delivery by the Company of this Agreement, the Related Agreements to which it is a party or any instrument required by this Agreement to be executed and delivered by the Company or any of its Subsidiaries at the Closing do not, and the performance of this Agreement, any Related Agreement to which it is a party and any instrument required by this Agreement to be executed and delivered by the Company or any of its Subsidiaries at the Closing, shall not, require the Company or any of its Subsidiaries to, except as set forth in Section 2.6(b) of the Company Disclosure Schedule, obtain any Approval of, observe any waiting period imposed by, or make any filing with or notification to, any Governmental Authority, domestic or foreign, except for
(A) compliance with applicable requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities laws ("Blue Sky Laws"), the pre-Merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), or Foreign Competition Laws, (B) the filing of the Certificate of Merger in accordance with Delaware law or (C) where the failure to obtain such Approvals, or to make such filings or notifications, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.


           2.7   Material Agreements.

                 (a) Section 2.7(a) of the Company Disclosure Schedule sets forth a true and complete list, and if oral, an accurate and complete summary, of all Contracts material to the business, financial condition, prospects or commercial relationships of the Company and its Subsidiaries, taken as a whole, to which the Company or any of its Subsidiaries is a party or by which any of them or their properties or assets are bound as of the date hereof and the following types of agreements (collectively, "Material Agreements"):

                       (i) employment Contracts with officers of the Company and other Contracts with current or former officers, directors or stockholders of the Company, and all severance, change in control (except pursuant to the Option Plans) or similar Contracts with any current or former stockholders, directors, officers, employees or agents of the Company that will result in any obligation (absolute or contingent) of the Company or any of its Subsidiaries to make any payment to any current or former stockholders, directors, officers, employees or agents of the Company following either the consummation of the transactions contemplated hereby, termination of employment (or the relevant relationship), or both;

                       (ii)  labor Contracts (if any);

                       (iii) Contracts involving annual revenues, expenditures or liabilities in excess of $100,000 per annum or $250,000 in the aggregate which are not cancelable (without material penalty, cost or other liability) within 60 days;

                       (iv) promissory notes, loans, agreements, indentures, evidences of indebtedness or other instruments and Contracts providing for the borrowing or lending of money, whether as borrower, lender or guarantor, in each case, relating to indebtedness or obligations in excess of $100,000;

                       (v) Contracts containing a covenant limiting or purporting to limit the freedom of the Company or any of its Subsidiaries to engage in any line of business or compete with any Person or operate at any location in the world;

                       (vi) joint venture or partnership agreements or joint development, distribution or similar agreements pursuant to which any third party is entitled or obligated to develop or distribute any products on behalf of the Company or any of its Subsidiaries or pursuant to which the Company or any of its Subsidiaries is entitled or obligated to develop or distribute any products on behalf of any third party;

                       (vii) Contracts for the acquisition, directly or indirectly (by merger or otherwise) of material assets (whether tangible or intangible) or the capital stock of another Person;

                       (viii) Contracts involving the issuance or repurchase of any capital stock of the Company or any of its Subsidiaries (including newly formed Subsidiaries), other than, with respect to the issuance of Company Common Stock, the options or warrants listed in Section 2.3(a) of the Company Disclosure Schedule or agreements for the repurchase of Company Common Stock upon the termination of status as an employee or consultant governed by a Stock Option Plan;

                       (ix) Contracts under which the Company or any of its Subsidiaries has granted or received exclusive rights;

                       (x) any interest rate swaps, caps, floors or option agreements or any other interest rate risk management arrangement or foreign exchange Contracts; and

                       (xi) Contracts for the license or supply of any geographic or similar data to the Company or any of its Subsidiaries.

True and complete copies of all written Material Agreements have been delivered or been made available to Parent by the Company. Section 2.7(a) of the Company Disclosure Schedule sets forth a true and complete list of all Contracts that would purport to bind Parent or any of its Affiliates (other than the Company or its Subsidiaries) following the consummation of the Merger.

                 (b) Other than Material Agreements that have terminated or expired in accordance with their terms, each Material Agreement is in full force and effect, is a valid and binding obligation of the Company or such Subsidiary and of each other party thereto and is enforceable, in accordance with its terms, against the Company or such Subsidiary and against each other party thereto, and such Material Agreements will continue to be valid, binding and enforceable in accordance with their respective terms and in full force and effect immediately following the consummation of the transactions contemplated hereby, with no material alteration or acceleration or increase in fees or liabilities. Neither the Company nor any of its Subsidiaries is or is alleged to be and, to the best Knowledge of the Company, no other party is or is alleged to be in default under, or in breach or violation of, any Material Agreement and, to the best Knowledge of the Company, no event has occurred which, with the giving of notice or passage of time or both, would constitute such a default, breach or violation. The designation or definition of Material Agreements for purposes of this Section 2.7 and the disclosures made pursuant thereto shall not be construed or utilized to expand, limit or define the terms "material" and "Material Adverse Effect" as otherwise referenced and used in this Agreement.

           2.8 Compliance. The Company and each of its Subsidiaries are in compliance with, and are not in default or violation of, (i) the Certificate of Incorporation and Bylaws of the Company or the equivalent organizational documents of such Subsidiary, (ii) any Law or Order or by which any of their respective assets or properties are bound or affected and (iii) the terms of all notes, bonds, mortgages, indentures, Contracts, permits, franchises and other instruments or obligations to which any of them are a party or by which any of them or any of their respective assets or properties are bound or affected, except, in the case of clauses (ii) and (iii), for any such failures of compliance, defaults and violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries are in compliance with the terms of all Approvals, except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in
Section 2.8 of the Company Disclosure Schedule or as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries has received notice of any revocation or modification of any Approval of any federal, state, local or foreign Governmental Authority that is material to the Company or any of its Subsidiaries.

           2.9   SEC Filings; Financial Statements.

                 (a) The Company has filed all forms, reports, schedules, statements and documents required to be filed with the SEC since August 13, 1999 (collectively, as such forms, reports, schedules, statements and documents have been amended since the time of their filing, the "Company SEC Reports") pursuant to the federal securities Laws and the Regulations of the SEC promulgated thereunder, and all Company SEC Reports have been filed in all material respects on a timely basis. The Company SEC Reports were prepared in accordance, and complied as of their respective filing dates in all material respects, with the requirements of the Exchange Act and the Securities Act and the Regulations promulgated thereunder and did not at the time they were filed (or if amended or superseded by a filing prior to the date hereof, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company's Subsidiaries has filed, or is obligated to file, any forms, reports, schedules, statements or other documents with the SEC.

                 (b) Each of the audited and unaudited consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (i) complied in all material respects with applicable accounting requirements and the published Regulations of the SEC with respect thereto, (ii) were prepared in accordance with GAAP

(except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis throughout the periods involved (except as may be expressly described in the notes thereto) and (iii) fairly present the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements included in the Company's Form 10-Q reports were or are subject to normal and recurring year-end adjustments that have not been and are not expected to be material to the Company.

           2.10  Absence of Certain Changes or Events.

                 (a) Except as described in Section 2.10(a) of the Company Disclosure Schedule, since December 31, 1999, the Company and its Subsidiaries have conducted their, businesses only in the ordinary and usual course and in a manner consistent with past practice, and, since such date, there has not been any change, development, circumstance, condition, event, occurrence, damage, destruction or loss that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                 (b) Except as described in Section 2.10(b) of the Company Disclosure Schedule, during the period from December 31, 1999 to the date hereof, (i) there has not been any change by the Company in its accounting methods, principles or practices, any revaluation by the Company of any of its assets, including, writing down the value of inventory or writing off notes or accounts receivable, and (ii) there has not been any action or event, and neither the Company nor any of its Subsidiaries has agreed in writing or otherwise to take any action, that would have required the consent of Parent pursuant to Section 4.1 had such action or event occurred or been taken after the date hereof and prior to the Effective Time.

           2.11 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether absolute, accrued, fixed, contingent or otherwise), and there is no existing fact, condition or circumstance which could reasonably be expected to result in such liabilities or obligations, except liabilities or obligations (i) disclosed in the Company SEC Reports filed and publicly available prior to the date hereof, (ii) disclosed in Section 2.11 of the Company Disclosure Schedule, or
(iii) incurred in the ordinary course of business since December 31, 1999 which do not have, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

           2.12 Litigation. Except as described in Section 2.12 of the Company Disclosure Schedule or expressly described in the Company SEC Reports filed and publicly available prior to the date hereof, there is no Litigation pending on behalf of or against or, to the Knowledge of the Company, threatened against the Company, any of its Subsidiaries, or any of their respective properties or rights before or subsequent to any Court or Governmental Authority where the amount in controversy could exceed $100,000; provided, that such amount in controversy shall not be construed or utilized to expand, limit or define the terms "material" or "Material Adverse Effect" as otherwise referenced and used in this Agreement. Neither the Company nor any of its Subsidiaries is subject to any outstanding Litigation or Order which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

           2.13  Employee Benefit Plans.

                 (a) Section 2.13(a) of the Company Disclosure Schedule describes all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), including without limitation multiemployer plans within the meaning of Section 3(37) of ERISA, and all bonus, stock option, stock purchase, stock appreciation rights, incentive, deferred compensation, retirement or supplemental retirement, severance, golden parachute, vacation, cafeteria, dependent care, medical care, employee assistance program, education or tuition assistance programs, insurance and other similar fringe or employee benefit plans, programs or arrangements, and any employment or executive compensation or severance agreements, written or otherwise, which is or has been entered into, contributed to, established by, participated in and/or maintained by the Company, any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with the Company (an "ERISA Affiliate") within the meaning of
Section 414 of the Code, or any Subsidiary of the Company, whether or not such plan is terminated, for the benefit of, or relating to, any present or former employee or director of the Company or any of its ERISA Affiliates (together, the "Employee Plans"). The Company has provided to Parent correct and complete copies of (where applicable) (a) all plan documents, summary plan descriptions, summaries of material modifications, amendments, and resolutions related to such plans (b) the most recent determination letters received from the IRS, (c) the three most recent Form 5500 Annual Reports, (d) the most recent audited financial statement and actuarial valuation, and (e) all related agreements, insurance Contracts and other Contracts which implement each such Employee Plan. Except with regard to outstanding options, there are no restrictions on the ability of the sponsor of each Employee Plan (which is currently the Company or a Subsidiary of the Company) to amend or terminate any Employee Plan, and sponsorship of each Employee Plan may be transferred by the Company or any of its Subsidiaries to Parent or the Merger Sub, as the case may be.

                 (b) There has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code which is not exempt under Section 406 of ERISA and Section 4975 of the Code, with respect to any Employee Plan; there are no claims pending (other than routine claims for benefits) or threatened against any Employee Plan or against the assets of any Employee Plan, nor are there any current or threatened Liens on the assets of any Employee Plan; all Employee Plans conform to, and in their operation and administration are in all material respects in compliance with, the terms thereof and requirements prescribed by any and all statutes (including ERISA and the Code), orders, and governmental Regulations currently in effect with respect thereto (including all applicable requirements for notification, reporting and disclosure to participants of the Department of Labor, Internal Revenue Service or Secretary of the Treasury); the Company and each of its Subsidiaries and ERISA Affiliates have performed in all material respects all obligations required to be performed by them under each Employee Plan and are not in default under or violation of, and have no Knowledge of any default or violation by any other Person with respect to, any of the Employee Plans; to the Knowledge of the Company, each Employee Plan intended to qualify under Section 401(a) of the Code is so qualified, and each corresponding trust is exempt under Section 501 of the Code, and nothing has occurred or failed to occur which would cause the loss of such qualification or exemption; all contributions required to be made to any Employee Plan pursuant to Section 412 of the Code or otherwise, the terms of the Employee Plan or any collective bargaining agreement, have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Employee Plan for the current plan years; the transactions contemplated herein will not directly or indirectly result in an increase of benefits, acceleration of vesting or acceleration of timing for payment of any benefit to any participant or beneficiary, except as required under Code section 411(d)(3) or disclosed in
Section 2.13(b) of the Company Disclosure Schedule; each Employee Plan, if any, that is a voluntary employee beneficiary association intended to be exempt under
Section 501(c)(9) of the Code has been submitted and approved or exempted by the Internal Revenue Service and nothing has occurred or failed to occur which would cause the loss of such exemption; and each Employee Plan, if any, which is maintained outside of the United States has been operated in all material respects in conformance with the applicable Laws relating to such plans in the jurisdictions in which such Employee Plan is present or operates and, to the extent relevant, the United States.

                 (c) No Employee Plan is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) subject to Title IV of ERISA, and neither the Company nor any Subsidiary or ERISA Affiliate has ever partially or fully withdrawn from any such plan. No Employee Plan is a "multiemployer plan" (within the meaning of Section 3(37) of ERISA) or "single-employer plan under multiple controlled groups" as described in Section 4063 of ERISA, and neither the Company nor any Subsidiary or ERISA Affiliate has ever contributed to or had an obligation to contribute, or incurred any liability in respect of a contribution, to any multiemployer plan.

                 (d) Each Employee Plan that is a "group health plan" (within the meaning of Code Section 5000(b)(1)) has been operated in compliance in all material respects with the group health plan continuation coverage requirements of Section 4980B of the Code and Sections 601 through 608 of ERISA ("COBRA Coverage"), Section 4980D of the Code and Sections 701 through 707 of ERISA, Title XXII of the Public Health Service Act and the provisions of the Social Security Act, to the extent such requirements are applicable. Except as disclosed in Section 2.13(d) of the Company Disclosure Schedule, no Employee Plan or written or oral agreement exists which obligates the Company to provide health care coverage, medical, surgical, hospitalization, death or similar benefits (whether or not insured) to any employee or former employee of the Company or any of its Subsidiaries following such employee's or former employee's termination of employment with the Company or any Subsidiary, other than COBRA Coverage.

                 (e) In connection with the execution of this Agreement, the Company has provided to Parent a true and complete list of each current or former employee, officer, director and investor of the Company or any of its Subsidiaries who holds, as of the date hereof, any option, warrant or other right to purchase Company Common Stock or Company Preferred Stock, if any, together with the number of shares of Company Common Stock or Company Preferred Stock, if any, subject to such option, warrant or right, the date of grant or issuance of such option, warrant or right, the extent to which such option, warrant or right is vested and/or exercisable, the exercise price of such option, warrant or right, whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code, and the expiration date of each such option, warrant and right. Section 2.13(e) of the Company Disclosure Schedule sets forth the total number of such options, warrants and rights. True and complete copies of each agreement (including all amendments and modifications thereto) between the Company and each holder of such options, warrants and rights relating to the same have been furnished or made available to Parent.

                 (f) Except as set forth in Schedule 2.13(f) of the Company Disclosure Schedule, (i) no event has occurred and no condition exists that would subject the Company or any of its Subsidiaries, either directly or by reason of its affiliation with any ERISA Affiliate, to any Tax, fine, Lien, penalty or other liability imposed by ERISA; (ii) no "reportable event" (as such term is defined in Section 4043 of ERISA) has occurred with respect to any Employee Plan; and (iii) all awards, grants or bonuses made pursuant to any Employee Plan have been, or will be, fully deductible by the Company or its Subsidiaries notwithstanding the provisions of Sections 162(m) and 280G of the Code and the Regulations promulgated thereunder.

           2.14  Employment and Labor Matters.

                 (a) Section 2.14(a) of the Company Disclosure Schedule identifies all employees and consultants employed or engaged by the Company with an annual base salary or compensation rate of $100,000 or higher and sets forth each such individual's rate of pay or annual compensation, job title and date of hire. Except as set forth in Section 2.14(a) of the Company Disclosure Schedule, there are no employment, consulting, collective bargaining, severance pay, continuation pay, termination or indemnification agreements or other similar Contracts of any nature (whether in writing or not) between the Company or any Subsidiary and any current or former stockholder, officer, director, employee, consultant, labor organization or other representative of any of the Company's or Subsidiary's employees, nor is any such Contract presently being negotiated. Except as set forth in Section 2.14(a) of the Company Disclosure Schedule, no individual will accrue or receive additional benefits, service or accelerated rights to payments under any Employee Plan or any of the agreements set forth in
Section 2.14(a) of the Company Disclosure Schedule, including the right to receive any parachute payment, as defined in Section 280G of the Code, or become entitled to severance, termination allowance or similar payments as a result of the transaction contemplated herein that could result in the payment of any such benefits or payments. Neither the Company nor any Subsidiary is delinquent in payments to any of its employees or consultants for any wages, salaries, commissions, bonuses, benefits or other compensation for any services or otherwise arising under any policy, practice, agreement, plan, program or Law. Except as set forth in Section 2.14(a) of the Company Disclosure Schedule, neither the Company nor any Subsidiary is liable for any severance pay or other payments to any employee or former employee arising from the termination of employment, nor will the Company or any Subsidiary have any liability under any benefit or severance policy, practice, agreement, plan, or program which exists or arises, or may be deemed to exist or arise, under any applicable Law or otherwise, as a result of or in connection with the transactions contemplated hereunder or as a result of the termination by the Company or any Subsidiary of any persons employed by the Company or any Subsidiary on or prior to the Effective Time (except to the extent such terminations may be aggregated with terminations following the Effective Time for purposes of the Worker Adjustment and Retraining Notification Act of 1988, as amended ("WARN")). None of the Company's or any Subsidiary's employment policies or practices is currently being audited or investigated by any Governmental Authority or Court. There is no pending or, to the Knowledge of the Company, threatened Litigation, unfair labor practice charge, or other charge or inquiry against the Company or any Subsidiary brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of the Company's or Subsidiary's employee, or other individual or any Governmental Authority with respect to employment practices brought by or before any Court or Governmental Authority.

                 (b) Except as set forth in Section 2.14(b) of the Company Disclosure Schedule, there are no material controversies pending or threatened, between the Company or any of its Subsidiaries and any of their respective employees; neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union Contract applicable to Persons employed by the Company or its Subsidiaries nor are there any activities or proceedings of any labor union to organize any such employees of the Company or any of its Subsidiaries; during the past five years there have been no strikes, slowdowns, work stoppages, material disputes, lockouts, or threats thereof, by or with respect to any employees of the Company or any of its Subsidiaries. Except as set forth in Section 2.14(b) of the Company Disclosure Schedule, there are no grievances pending or, to the Knowledge of the Company or any Subsidiary, threatened, which, if adversely decided, could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is a party to, or otherwise bound by, any consent decree with, or citation or other Order by, any Governmental Authority relating to employees or employment practices. The Company and each of its Subsidiaries are in compliance in all material respects with all applicable Laws, Contracts, and policies relating to employment, employment practices, wages, hours, and terms and conditions of employment, including the obligations of WARN, and all other notification and bargaining obligations arising under any collective bargaining agreement, by Law or otherwise. Neither the Company nor any Subsidiary of the Company has effectuated a "plant closing" or "mass layoff" as those terms are defined in WARN, affecting in whole or in part any site of employment, facility, operating unit or employee of the Company, without complying with all provisions of WARN or implemented any early retirement, separation or window program within the past five years, nor has the Company or any Subsidiary planned or announced any such action or program for the future.

           2.15 Registration Statement; Proxy Statement/Prospectus. None of the information supplied by the Company for inclusion in the registration statement on Form S-4, or any amendment or supplement thereto, pursuant to which the shares of Parent Common Stock to be issued in the Merger will be registered with the SEC (including any amendments or supplements, the "Registration Statement") shall, at the time such document is filed, at the time amended or supplemented and at the time the Registration Statement is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied by the Company for inclusion in the Joint Proxy Statement/Prospectus shall, on the date the Joint Proxy Statement/Prospectus is first mailed to the Company stockholders or Parent stockholders, at the time of the Company Stockholders' Meeting or the Parent Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the Company Stockholders' Meeting or the Parent Stockholders' Meeting which has become false or misleading. The Joint Proxy Statement/Prospectus shall comply in all material respects as to form and substance with the requirements of the Exchange Act and the Regulations promulgated thereunder. The Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained in the Registration Statement or Joint Proxy Statement/Prospectus.

           2.16 Absence of Restrictions on Business Activities. Except as set forth in Section 2.16 of the Company Disclosure Schedule, there is no agreement or Order binding upon the Company or any of its Subsidiaries or any of their assets or properties which has had or could reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted or as proposed to be conducted by the Company or any of its Subsidiaries. Except as set forth in Section 2.16 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is subject to any non-competition, non-solicitation or similar restriction on their respective businesses.

           2.17  Title to Assets; Leases.

                 (a) Except as described in Section 2.17(a) of the Company Disclosure Schedule, the Company and each of its Subsidiaries has good and marketable title to or the legal right to use all of their real or personal properties (whether owned or leased) and assets, free and clear of all Liens.

                 (b) Section 2.17(b) of the Company Disclosure Schedule contains a list of all of the real property and interests in real property owned by the Company or any of its Subsidiaries and all leases of real property to which the Company or any Subsidiary is a party or by which any of them holds a leasehold interest (collectively, "Real Property"). Except as set forth in
Section 2.17(b) of the Company Disclosure Schedule, (i) each Real Property lease to which the Company or any of its Subsidiaries is a party is in full force and effect in accordance with its terms, (ii) all rents and additional rents due to date from the Company or a Subsidiary on each such lease have been paid, (iii) neither the Company nor any Subsidiary has received written notice that it is in material default thereunder, and (iv) there exists no default by the Company or any Subsidiary under such lease. There are no leases, subleases, licenses, concessions or any other agreements or commitments to which the Company or a Subsidiary is a party granting to any Person other than the Company or a Subsidiary any right to possession, use occupancy or enjoyment of any of the Real Property or any portion thereof. None of the Company nor any of its Subsidiaries is obligated under or bound by any option, right or first refusal, purchase Contract, or other Contract to sell or otherwise dispose of any Real Property or any other interest in any Real Property.


           2.18 Taxes. For purposes of this Agreement, "Tax" or "Taxes" shall mean taxes and governmental impositions of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including those on or measured by or referred to as income, franchise, profits, gross receipts, capital ad valorem, custom duties, alternative or add-on minimum taxes, estimated, environmental, disability, registration, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and interest, penalties and additions to tax imposed with respect thereto; and "Tax Returns" shall mean returns, reports and information statements, including any schedule or attachment thereto, with respect to Taxes required to be filed with the Internal Revenue Service or any other governmental or taxing authority or agency, domestic or foreign, including consolidated, combined and unitary tax returns. Except as set forth in Section 2.18 of the Company Disclosure Schedule:

                 (a) All material Tax Returns required to be filed by or on behalf of the Company, each of its Subsidiaries, and each affiliated, combined, consolidated or unitary group of which the Company or any of its Subsidiaries is a member have been timely filed, and all such Tax Returns are true, complete and correct in all material respects.

                 (b) All material Taxes payable by or with respect to the Company and each of its Subsidiaries (whether or not shown on any Tax Return) have been timely paid when due, and adequate reserves (other than a reserve for deferred Taxes established to reflect timing differences between book and Tax treatment) in accordance with GAAP are provided on the respective company's Balance Sheet for any material Taxes not yet due. All assessments for material Taxes due and owing by or with respect to the Company and each of its Subsidiaries with respect to completed and settled examinations or concluded litigation have been paid. Neither the Company nor any of its Subsidiaries has incurred a Tax liability from the date of the latest Balance Sheet other than a Tax liability in the ordinary course of business.

                 (c) No action, suit, proceeding, investigation, claim or audit has formally commenced and no written notice has been given that such audit or other proceeding is pending or threatened with respect to the Company or any of its Subsidiaries or any group of corporations of which any of the Company and its Subsidiaries has been a member in respect of any Taxes, and all deficiencies proposed as a result of such actions, suits, proceedings, investigations, claims or audits have been paid, reserved against or settled.

                 (d) Except as set forth in Section 2.18(d) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has requested, or been granted any waiver of any federal, state, local or foreign statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. No extension or waiver of time within which to file any Tax Return of, or applicable to, the Company or any of its Subsidiaries has been granted or requested which has not since expired.

                 (e) Except as set forth in Section 2.18(e) of the Company Disclosure Schedule, other than with respect to its Subsidiaries, the Company is not and has never been (nor does the Company have any liability for unpaid Taxes because it once was) a member of an affiliated, consolidated, combined or unitary group, and neither the Company nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement or is liable for the Taxes of any other person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), as transferee or successor, by Contract, or otherwise.

                 (f) Except as disclosed in Section 2.18(f) of the Company Disclosure Schedule, the Company and its Subsidiaries have not made any payments, are not obligated to make any payments, and are not a party to any agreements that under any circumstances could obligate any of them to make any payments, that will not be deductible under
Section 280G of the Code.

                 (g) The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

                 (h) The Company and each of its Subsidiaries have complied with all applicable Laws relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442 and 3406 of the Code or similar provisions under any foreign Laws) and have, within the time and in the manner required by Law, withheld from employee wages and paid over to the proper Governmental Authorities all amounts required to be so withheld and paid over under all applicable Laws.

                 (i) Neither the Company nor any of its Subsidiaries has made an election under Section 341(f) of the Code.

                 (j) None of the Company and its Subsidiaries will be required to include any material amount in taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of a change in the method of accounting for a taxable period ending prior to the Closing Date, any "closing agreement" as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign Tax Laws) entered into prior to the Closing Date, any sale reported on the installment method that occurred prior to the Closing Date, or any taxable income attributable to any amount that is economically accrued prior to the Closing Date.

           2.19  Environmental Matters.

                 (a) Except as described on Section 2.19 of the Company Disclosure Schedule, and except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) the Company and each of its Subsidiaries complies and have complied, during all applicable statute of limitations periods, with all applicable Environmental Laws, and possess and comply, and have possessed and complied during all applicable statute of limitations periods, with all Environmental Permits; (ii) there are and have been no Materials of Environmental Concern or other conditions at any property owned, operated, or otherwise used by the Company now or in the past, or at any other location (including without limitation any facility to which Materials of Environmental Concern from the Company or any of its Subsidiaries), that are in circumstances that could reasonably be expected to give rise to any liability of the Company or any of its Subsidiaries, or result in costs to the Company or any of its Subsidiaries arising out of any Environmental Law; (iii) no Litigation (including any notice of violation or alleged violation), under any Environmental Law or with respect to any Materials of Environmental Concern to which the Company or any of its Subsidiaries is, or to the Knowledge of the Company will be, named as a party, or affecting their business, is pending or, to the Knowledge of the Company, threatened; nor is the Company or any of its Subsidiaries the subject of any investigation or the recipient of any request for information in connection with any such Litigation or potential Litigation;
(iv) there are no Orders or agreements under any Environmental Law or with respect to any Materials of Environmental Concern to which the Company or any of its Subsidiaries is a party or affecting their business; (v) to the Knowledge of the Company, there are no events, conditions, circumstances, practices, plans, or legal requirements (in effect or reasonably anticipated), that could be expected to prevent the Company from, or materially increase the burden on the Company of: (A) complying with applicable Environmental Laws, or (B) obtaining, renewing, or complying with all Environmental Permits; and (vi) to the Knowledge of the Company, each of the foregoing representations and warranties is true and correct with respect to any entity for which the Company or any of its Subsidiaries has assumed or retained liability, whether by Contract or operation of Law.

                 (b) The Company has furnished to Parent true and complete copies of all Environmental Reports in the possession or control of the Company or any of its Subsidiaries.

                 (c) For purposes of this Agreement, the terms below are defined as follows:

                       "Environmental Laws" shall mean any and all Laws, Orders, guidelines, codes, or other legally enforceable requirement (including, without limitation, common law) of any foreign government, the United States, or any state, local, municipal or other Governmental Authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety.

                       "Environmental Permits" shall mean, with respect to a Person, any and all permits, licenses, registrations, notifications, exemptions and any other Approvals required of a Person under any Environmental Law.

                       "Environmental Report" shall mean, with respect to a Person, any report, study, assessment, audit, or other similar document that addresses any issue of actual or potential noncompliance with, actual or potential liability under or cost arising out of, or actual or potential impact on business in connection with, any Environmental Law or any proposed or anticipated change in or addition to Environmental Law, that may in any way affect such Person or any entity for which it may be liable or any Subsidiary of such Person.

                       "Materials of Environmental Concern" shall mean any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances of any kind, whether or not any such substance is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

           2.20  Intellectual Property.

                 (a) The Company or its Subsidiaries has sole title to and ownership of, or possesses legally enforceable rights to use under valid and subsisting written license agreements, all Intellectual Property used or proposed to be used in the conduct of the Company's or any of its Subsidiaries' businesses as currently conducted and proposed to be conducted (the "Company Intellectual Property"), and neither the Company nor any of its Subsidiaries has misappropriated, is conflict with or is infringing upon the Intellectual Property of others. The Company (or, where applicable, its Subsidiaries) is the sole and exclusive owner of the Company Intellectual Property free and clear of any Liens or other rights or claims of others, except for Intellectual Property specifically designated as not owned by the Company or its Subsidiaries ("Third Party Intellectual Property") in Section 2.20(a)(i) of the Company Disclosure Schedule. Section 2.20(a) of the Company Disclosure Schedule lists all material items of Company Intellectual Property, including, without limitation:

                       (i) all licenses, sublicenses and other agreements to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any of its Subsidiaries is authorized to use any Third Party Intellectual Property, including, without limitation, Intellectual Property that is (or is intended to be) incorporated in, embedded in or included with any Product or service of the Company or any of its Subsidiaries, or any product or service currently under development ("Embedded Third-Party Components");

                       (ii) all applications and registrations relating to the Company Intellectual Property, including, without limitation, all patents and patent applications (including provisional applications, continuations and continuations-in-part) and all trademarks, service marks, trade names, fictitious names, service marks and copyright registrations owned by, or licensed exclusively to, the Company or any of its Subsidiaries and which are currently used in connection with the business of the Company or any of its Subsidiaries, including the jurisdictions in which each item of such Company Intellectual Property has been issued or registered or in which any such application for such issuance or registration has been filed. Each such registration was properly registered and is in good standing and enforceable under applicable Laws and regulations, and, except as set forth in Section 2.20(a)(ii) of the Company Disclosure Schedule, no renewal, fee payment or other actions are required to be taken with respect to any registration within six (6) months after the date hereof. Section 2.20(a)(ii) of the Company Disclosure Schedule lists, for each application, the current status of each application and the next steps required to be taken in connection with such application;

                       (iii) all agreements or other arrangements under which the Company or any of its Subsidiaries has provided or agreed to provide or make available source code to any Product to any third party, including, without limitation, to end-users; and

                       (iv) all other material items of Company Intellectual Property.

The Company has made available to Parent correct and complete copies of all registrations and applications and all licenses, sublicenses and agreements relating to the Company Intellectual Property, each as amended to date. Neither the Company nor any of its Subsidiaries is a party to any oral license, sublicense or other agreement which, if reduced to written form, would be required to be listed in Section 2.20(a) of the Company Disclosure Schedule under the terms of this Section 2.20(a).

                 (b) Except as set forth in Section 2.20(b) of the Company Disclosure Schedule, with respect to each item of Third Party Intellectual
Property: (i) the license, sublicense or other agreement covering such item is legal, valid, binding, enforceable and in full force and effect with respect to the Company and its Subsidiaries, and, to the Company's Knowledge, is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto; (ii) neither the Company nor any of its Subsidiaries is in breach or default thereunder, and, to the Company's Knowledge, no other party to such license, sublicense or other agreement is in material breach or default thereunder, and, to the Company's Knowledge, no event has occurred which with notice or lapse of time would constitute a material breach or default by the Company or any of its Subsidiaries or permit termination, modification or acceleration thereunder by the other party thereto; (iii) to the Company's Knowledge, the underlying item of Third Party Intellectual Property is not subject to any Lien that materially interferes with or may reasonably be expected to materially interfere with the rights granted to the Company or any of its Subsidiaries with respect to such item; and (iv) there are no royalty, commission or other executory payment agreements, arrangements or understandings relating to such item.

                 (c) Except as set forth in Section 2.20(c) of the Company Disclosure Schedule, no action, suit, proceeding or investigation with respect to the Company Intellectual Property has ever been instituted, is pending or, to the Company's Knowledge, threatened. The Company has made available to Parent correct and complete copies of all such suits, actions or proceedings or written notices. To the Knowledge of the Company, neither the development, manufacturing, marketing, licensing or sale of the Products, the performance of the services offered by the Company nor the conduct of the business of the Company or any of its Subsidiaries infringe, conflict with or misappropriate, and have not infringed, conflicted with or misappropriated, any Intellectual Property right of any third party. To the Knowledge of the Company, none of the Company Intellectual Property is being infringed by activities, products or services of, or is being misappropriated by, any third party.

                 (d) Except as set forth in Section 2.20(d) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, will not cause the Company or any of its Subsidiaries to be in violation or default under any license, sublicense or other agreement relating to Intellectual Property, nor terminate nor modify nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement, nor limit in any way the Company's or any Subsidiary's ability to conduct its business or use or provide the use of Company Intellectual Property or any Intellectual Property of others, which violation, default, termination, modification or limitation would reasonably be expected, individually or in the aggregate, to result in a material loss of benefits or material loss to the Company.

                 (e) Except for Embedded Third-Party Components for which the Company (or, as applicable, any of its Subsidiaries) has valid non-exclusive licenses which are disclosed in Section 2.20(e) of the Company Disclosure Schedule, the Company (or, as applicable, its Subsidiaries) is the sole and exclusive owner of, with all right, title and interest in and to all Company Intellectual Property (free and clear of any Liens), and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use and distribution thereof or the material covered thereby in connection with the services or products in respect of which Company Intellectual Property is being used.

                 (f) The Company has made available to Parent copies of the Company's and its Subsidiaries' standard forms of end-user license agreements ("End-User Licenses"). Except as disclosed in Section 2.20(f) of the Company Disclosure Schedule (which describes the material variations from the standard form of End-User License), as of the date hereof, neither the Company nor any of its Subsidiaries has entered into any End-User Licenses which contain terms materially different than as set forth in the standard forms of such agreements made available to Parent.

                 (g) The Company has in effect a comprehensive trade secrets and confidential information protection program ("Trade Secrets Program"), a description of which has been supplied to Parent. The Company has used reasonable efforts to enforce its Trade Secrets Program and otherwise to safeguard and maintain the secrecy and confidentiality of all Company Intellectual Property. All officers, employees and consultants of the Company and its Subsidiaries who have had access to proprietary information or Company Intellectual Property have executed and delivered to the Company agreements (copies of which have been provided to Parent) to maintain the confidentiality of the Company Intellectual Property and to assign to the Company all Intellectual Property arising from the services performed for the Company by such persons. No current or prior officers, employees or consultants of the Company or any of its Subsidiaries have claimed any ownership interest in any Company Intellectual Property as a result of having been involved in the development of such property while employed by or consulting to the Company or any of its Subsidiaries, or otherwise. To the Knowledge of the Company, there has been no violation of the Trade Secrets Program or any confidentiality or nondisclosure agreement relating to the Company Intellectual Property. Except as set forth in Section 2.20(g) of the Company Disclosure Schedule and except for the Embedded Third-Party Components, all Company Intellectual Property have been developed by employees of the Company and its Subsidiaries, within the course and scope of their employment.

                 (h) No third party has claimed or, to the best of the Company's Knowledge, has reason to claim, that any person employed by or affiliated with the Company or any of its Subsidiaries has (i) violated or, may be violating any of the terms or conditions of his employment, noncompetition or nondisclosure agreement with such third party, (ii) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party, or (iii) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the Company, which suggests that such a claim might be contemplated. To the best of the Company's Knowledge, no person employed by or affiliated with the Company or any of its Subsidiaries has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer and, to the best of the Company's knowledge, no other person employed by or affiliated with the Company or any of its Subsidiaries has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company, and the Company has no reason to believe there will be any such employment or violation. None of the execution or delivery of this Agreement, or the carrying on of the business of the Company or its Subsidiaries as officers, employees or agents by any officer, director or key employee of the Company or its Subsidiaries, or the conduct or proposed conduct of the business of the Company and its Subsidiaries, will, to the Company's Knowledge, conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such person is obligated, except where such conflict, breach or default would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                 (i) Except as set forth in Section 2.20(i) of the Company Disclosure Schedule (i) to the Knowledge of the Company, there are no material errors, omissions, issues or defects in the Products, (ii) the occurrence in or use by Products of dates on or after January 1, 2000 (the "Millennial Dates") will not adversely affect the performance of the software with respect to date dependent data, computations, output or other functions (including without limitation, calculating, computing and sequencing) and the Products create, process output data related to or including Millennial Dates without errors, omissions or ambiguities, and (iii) none of the Products contains or includes Malicious Code.

                 (j) No Federal, state, local or other government funding or university or college facilities were used in the development of the Products and such software was not developed pursuant to any contract or other agreement with any person or entity except pursuant to contracts or agreements listed in
Section 2.20(j) of the Company Disclosure Schedule.

                 (k) Section 2.20(k) of the Company Disclosure Schedule lists all unresolved warranty and support claims (including any pending claims) related to the products of the Company and its Subsidiaries and the nature of such claims, except for claims arising in the ordinary course of business pursuant to customary product support and maintenance obligations of Company. Except as set forth in Section 2.20(k) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has made any material oral or written representations or warranties with respect to its products or services.

                 (l) Except as set forth in Section 2.20(l) of the Company Disclosure Schedule (i) the Company has been and is in compliance with the U.S. Export Administration Act of 1979, as amended, and all regulations promulgated thereunder, and (ii) neither the Products nor any other Company Intellectual Property were conceived or developed outside of the United States.

                 (m) The Company and its Subsidiaries have taken reasonable actions to maintain, protect and police the integrity and security of their Software, including the protection and policing against all unauthorized use of, access to, or "hacking" into the Software or the introduction into the Software of viruses or other unauthorized, damaging or corrupting elements.

           2.21 Insurance. Section 2.21 of the Company Disclosure Schedule sets forth a true and complete list of all material insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company and its Subsidiaries. There is no claim by the Company or any of its Subsidiaries pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company and its Subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Such policies of insurance and bonds are of the type and in amounts customarily carried by Persons conducting businesses similar to those of the Company and its Subsidiaries and reasonable in light of the assets of the Company and its Subsidiaries. To the Knowledge of the Company, there is not any threatened termination of or material premium increase with respect to any of such policies or bonds.

           2.22 No Restrictions on the Merger; Takeover Statutes. The Board of Directors of the Company has, unanimously approved this Agreement and the Merger and the other transactions contemplated hereby and such approval is sufficient to render inapplicable to this Agreement, the Merger and any other transactions contemplated hereby, the restrictions on business combinations of Section 203 of the DGCL. No Delaware law or other takeover statute or similar Law and no provision of the Certificate of Incorporation or Bylaws, or other organizational documents or governing instruments of the Company or any of its Subsidiaries or any Material Agreement to which any of them is a party (a) would or would purport to impose restrictions which might adversely affect or delay the consummation of the transactions contemplated by this Agreement, the Company Stockholders' Agreement or the Strategic Relationship Agreement, or (b) as a result of the consummation of the transactions contemplated by this Agreement, the Company Stockholders' Agreement or the Strategic Relationship Agreement or the acquisition of securities of the Company or the Surviving Corporation by Parent or Merger Sub (i) would or would purport to restrict or impair the ability of Parent to vote or otherwise exercise the rights of a stockholder with respect to securities of the Company or any of its Subsidiaries that may be acquired or controlled by Parent or (ii) would or would purport to entitle any Person to acquire securities of the Company.

           2.23  Pooling; Tax Matters.

                 (a) The Company intends that the Merger be accounted for under the "pooling of interests" method under the requirements of APB 16 and the Regulations of the SEC.

                 (b) To the Company's Knowledge, neither the Company nor any of its Affiliates has taken or agreed to take any action, failed to take any action or is aware of any fact or circumstance that could reasonably be expected to prevent (i) the Merger from being treated for financial accounting purposes as a "pooling of interests" in accordance with GAAP and the Regulations of the SEC or (ii) the Merger from constituting a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

                 (c) The Company has no Knowledge of any reason why it may not receive a letter from Deloitte and Touche LLP (the "Company's Accountants") dated as of the Closing Date and addressed to the Company in which the Company's Accountants will concur with the Company management's conclusion that no conditions exist related to the Company that would preclude Parent from accounting for the Merger as a "pooling of interests."

                 (d) Section 2.24(d) of the Company Disclosure Schedule contains a true and complete list of all Persons who may be deemed to be Affiliates of the Company, excluding all of its Subsidiaries but including all directors and executive officers of the Company.

           2.24 Brokers. No broker, financial advisor, finder or investment banker or other Person is entitled to any broker's, financial advisor's, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company, except for Goldman Sachs & Co. and Thomas Weisel Partners (the "Company Financial Advisors"). The Company has heretofore furnished to Parent a true and complete copy of, all agreements between the Company and the Company Financial

Advisors pursuant to which such Person would be entitled to any payment relating to the transactions contemplated hereunder.

           2.25 Certain Business Practices. As of the date hereof, neither the Company nor any of its Subsidiaries nor any director, officer, employee or agent of the Company or any of its Subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity, (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iii) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended, or (iv) made any other unlawful payment.

           2.26 Interested Party Transactions. Except as disclosed in the Company's filings with the SEC under the Exchange Act filed prior to the date hereof or in Section 2.26 of the Company Disclosure Schedule, (i) there are no existing, and since December 31, 1999 there has been no Contract, transaction, indebtedness or other arrangement, or any related series thereof, between the Company and any of its Subsidiaries, on the one hand, and any of the directors, officers, stockholders or other Affiliates of the Company and its Subsidiaries, or any of their respective Affiliates or family members, on the other (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and (ii) except for the Outstanding Employee Options, at the Closing or as indicated in Section 2.26 of the Company Disclosure Schedule, all such Contracts, transactions, indebtedness and other arrangements shall be terminated (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses).

           2.27 Opinion of Financial Advisor. The Board of Directors of the Company has received the oral opinion of Goldman, Sachs & Co. to the effect that as of the date hereof the Exchange Ratio pursuant to this Agreement is fair from a financial point of view to the holders of shares of the Company Common Stock and will receive their written opinion promptly after the date hereof. The Company shall provide copies of such written opinion to Parent promptly after receipt. The Board of Directors of the Company has received the oral opinion of Thomas Weisel Partners LLP to the effect that as of the date hereof the Exchange Ratio pursuant to this Agreement is fair from a financial point of view to the holders of shares of the Company Common Stock and will receive their written opinion promptly after the date hereof. The Company shall provide copies of such written opinion to Parent promptly after receipt.

           2.28 Disclosure. The representations and warranties by the Company in this Agreement and the documents referred to herein (including the Schedules and Exhibits hereto), taken together with all the other information provided to Parent or its representatives in connection with the transactions contemplated hereby, do not contain any statements of a material fact or omit to state any material fact necessary, in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

           Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company, subject to the exceptions specifically set forth in writing in the disclosure schedule delivered by Parent to the Company concurrently herewith (the "Parent Disclosure Schedule") (each Section of which qualifies the correspondingly numbered representation, warranty or covenant to the extent specified therein), as follows:

           3.1   Organization and Qualification.

                 (a) Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Delaware law. Parent has all the requisite corporate power and authority, and is in possession of all Approvals necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so qualified, existing and in good standing or to have such power, authority and Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of Parent and Merger Sub is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Merger Sub is a newly-formed single purpose entity which has been formed solely for the purposes of the Merger and has not carried on any business or engaged in any activities other than those reasonably related to the Merger.

                 (b) Section 3.1(b) of the Parent Disclosure Schedule sets forth, as of the date hereof, a true and complete list of all of Parent's directly and indirectly owned Subsidiaries, together with the jurisdiction of incorporation or organization of each Subsidiary and the percentage of each Subsidiary's outstanding capital stock or other equity or other interest owned by Parent or another Subsidiary of Parent.

                 (c) Each Subsidiary of Parent is a legal entity, duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of incorporation or organization and has all the requisite power and authority, and is in possession of all Approvals necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to possess such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                 (d) Section 3.1(d) of the Parent Disclosure Schedule sets forth a true and complete list of each equity investment in an amount of $300,000 or more or that represents a

5% or greater ownership interest in the subject of such investment made by Parent or any of its Subsidiaries in any person other than the Parent's Subsidiaries (the "Parent Other Interests"). Except as described in Section 3.1(d) of the Parent Disclosure Schedule, the Parent Other Interests are owned by Parent, by one or more of the Parent's Subsidiaries, or by Parent and one or more of its Subsidiaries, in each case free and clear of all Liens.

                 (e) Parent has heretofore furnished to the Company a true, accurate and complete copy of each of its and each of its Subsidiaries' Certificate of Incorporation and Bylaws or equivalent organizational documents, as amended or restated to the date hereof. Such Certificate of Incorporation and Bylaws and equivalent organizational documents of Parent and each of its Subsidiaries are in full force and effect, and no other organizational documents are applicable to or binding upon Parent or its Subsidiaries.

           3.2   Capitalization.

                 (a) As of the date hereof, the authorized capital stock of Parent consists of 200,000,000 shares of Parent Common Stock and 50,000,000 shares of preferred stock, par value $.01 per share. As of May 15, 2000, (i) 32,482,297 shares of Parent Common Stock were issued and outstanding; (ii) no shares of Parent Preferred Stock were issued or outstanding; (iii) no shares of Parent Common Stock were held in the treasury of the Company; (iv) no shares of Parent Common Stock were held by any Subsidiary of Parent; (v) 6,595,138 shares of Parent Common Stock were duly reserved for future issuance pursuant to employee stock options granted pursuant to the option plans; (vi) 1,500,000 shares of Parent Common Stock were duly reserved for future issuance pursuant to Parent's Employee Stock Purchase Plan; and (vii) no shares of Company Common Stock were reserved for issuance upon exercise of outstanding warrants. All of the outstanding shares of Parent Common Stock are, and all shares to be issued as part of the Merger Consideration will be, when issued in accordance with the terms hereof, duly authorized, validly issued, fully paid and nonassessable. None of the outstanding shares of Parent Common Stock are subject to, nor were they issued in violation of any, purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right created by Parent or to which Parent is or was a party, nor does Parent have Knowledge of any such right. Except as set forth above and in Section 3.2(a) of the Parent Disclosure Schedule, as of the date hereof, no shares of voting or non-voting capital stock, other equity interests, or other voting securities of the Company were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all shares which may be issued upon the exercise of stock options and warrants will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to any kind of preemptive (or similar) rights. There are no bonds, debentures, notes or other indebtedness of Parent with voting rights (or convertible into, or exchangeable for, securities with voting rights) on any matters on which stockholders of Parent may vote.

                 (b) Except as described in this Section 3.2(b) or in Section 3.2(b) of the Parent Disclosure Schedule, as of the date hereof, there are no outstanding securities, options, warrants, calls, rights, convertible or exchangeable securities, commitments, agreements, arrangements or undertakings of any kind (contingent or otherwise) to which Parent or any of its Subsidiaries is a party or by which any of them is bound obligating Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Parent or of any of its Subsidiaries or obligating Parent or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock (or options or warrants to acquire any such shares) of Parent or its Subsidiaries. Except as set forth in Section 3.2(b) of the Parent Disclosure Schedule and the Parent Voting Agreement, there are no voting trusts, proxies or other agreements, commitments or understandings of any character to which Parent or any of its Subsidiaries or, to the Knowledge (as defined herein) of Parent, any of Parent's stockholders is a party or by which any of them is bound with respect to the issuance, holding, acquisition, voting or disposition of any shares of capital stock of Parent or any of its Subsidiaries.

                 (c) As of the date hereof, the authorized capital stock of Merger Sub consists of 100 shares of Merger Sub Common Stock, of which 100 shares of Merger Sub Common Stock are outstanding. All of the outstanding shares of Merger Sub Common Stock are owned by Parent.

           3.3 Authority; Enforceability. Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement, each Related Agreement to which it is a party, and each instrument required hereby to be executed and delivered by it at the Closing, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of Parent and Merger Sub of this Agreement, each Related Agreement to which it is a party, and each instrument required hereby to be executed and delivered by Parent and Merger Sub at the Closing and the performance of their respective obligations hereunder and thereunder have been duly and validly authorized by the Board of Directors of each of Parent and Merger Sub and by Parent as the sole stockholder of Merger Sub. Except for filing of the Certificate of Merger and obtaining the approval and authorization of this Agreement and the transactions contemplated hereby by votes of the holders of a majority of the then outstanding Parent Common Stock, no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms.

           3.4 Required Vote. As of the date hereof and as of the Effective Time, the Board of Directors of Parent has, at a meeting duly called and held,
(i) by a unanimous vote of the members present, approved and declared advisable this Agreement and each Related Agreement to which Parent is a party, (ii) determined that the transactions contemplated hereby and thereby are advisable, fair to and in the best interests of the holders of Parent Common Stock, (iii) resolved to recommend approval of the issuance of shares of Parent Common Stock in connection with the Merger pursuant to the terms of this Agreement. The Board of Directors has not withdrawn, rescinded or modified such approvals, determination, and resolutions to recommend. The affirmative vote of a majority of all outstanding shares of Parent Common Stock is the only vote of the holders of any class or series of capital stock of Parent necessary to approve and authorize such issuance of Parent Common Stock. As of May 20, 2000, the holders of the Parent Common Stock that are parties to the Parent Voting Agreement own (beneficially and of record) and have the right to vote, in the aggregate, approximately 14,996,724 shares of Parent Common Stock.

           3.5   No Conflict; Required Filings and Consents.

                 (a) The execution and delivery by Parent and Merger Sub of this Agreement, the Related Agreements to which it is a party or any instrument required by this Agreement to be executed and delivered by Parent or any of its Subsidiaries at the Closing do not, and the performance of this Agreement and any such Related Agreement or instrument by Parent or Merger Sub shall not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Parent or the Certificate of Incorporation or Bylaws of Merger Sub, or (ii) conflict with or violate any Law or Order in each case applicable to Parent or its Subsidiaries or by which its or any of their respective properties or assets is bound or affected, or (iii) result in any breach or violation of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Parent's or any of its Subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Parent or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, Contract, permit, franchise or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or its or any of their respective properties or assets is bound or affected, except (A) as set forth in Section 3.5(a) of the Parent Disclosure Schedule or (B) in the case of clause (ii) or (iii) above, for any such conflicts, breaches, violations, defaults or other occurrences that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                 (b) The execution and delivery by Parent and Merger Sub of this Agreement the Related Agreements to which it is a party or any instrument required by this Agreement to be executed and delivered by Parent or Merger Sub at the Closing do not, and the performance by Parent and Merger Sub of this Agreement and any such Related Agreement or instrument shall not, require Parent or Merger Sub to obtain the Approval of, observe any waiting period imposed by, or make any filing with or notification to, any Governmental Authority, domestic or foreign, except for (A) compliance with applicable requirements of the Securities Act, the Exchange Act, Blue Sky Laws, or the pre-Merger notification requirements of the HSR Act or Foreign Competition Laws, (B) the filing of the Certificate of Merger in accordance with the DGCL, (C) the filing of a listing application or other documents as required by NASDAQ or (D) where the failure to obtain such Approvals, or to make such filings or notifications, would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

           3.6 Material Agreements. Except as set forth in Section 3.6 of the Parent Disclosure Schedule, Parent is not party to or bound by (a) Contracts containing a covenant limiting or purporting to limit the freedom of Parent or any of its Subsidiaries to engage in any line of business or compete with any Person or operate at any location in the world; (b) Contracts for the acquisition, directly or indirectly (by merger or otherwise) of material assets (whether tangible or intangible) or the capital stock of another Person; (c) promissory notes, loans, agreements, indentures, evidences of indebtedness or other instruments and Contracts providing for the borrowing or lending of money, whether as borrower, lender or guarantor, in each case, relating to indebtedness or obligations in excess of $100,000; or (d) Contracts involving the issuance or repurchase of any capital stock of Parent or any of its Subsidiaries (including newly formed Subsidiaries), other than, with respect to the issuance of Parent Common Stock, the options or warrants described in Section 3.2. The Contracts required to be disclosed in the Parent Disclosure Schedule pursuant to the foregoing clauses (a) through (d) or required to be filed with any Parent SEC Report ("Parent Contracts") are in full force and effect and are valid and binding obligations of Parent and are enforceable, in accordance with its terms, against Parent, in each case except that the enforcement thereof may be limited by (A) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting creditors' rights generally, and (B) general principles of equity (whether in a proceeding in equity or at law). Parent is not and is not alleged to be and, to the best Knowledge of Parent, no other party is or is alleged to be in default under, or in breach or violation of, any Parent Contract and, to the best Knowledge of the Company, no event has occurred which, with the giving of notice or passage of time or both, would constitute such a default, breach or violation.

           3.7 Compliance. Parent and each of its Subsidiaries are in compliance with, and are not in default or violation of, (i) the Certificate of Incorporation and Bylaws of Parent or the equivalent organizational documents of such Subsidiary, (ii) any Law or Order or by which any of their respective assets or properties are bound or affected and (iii) the terms of all notes, bonds, mortgages, indentures, Contracts, permits, franchises and other instruments or obligations to which any of them are a party or by which any of them or any of their respective assets or properties are bound or affected, except, in the case of clauses (ii) and (iii), for any such failures of compliance, defaults and violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Parent and its Subsidiaries are in compliance with the terms of all Approvals, except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in Section
3.7 of the Parent Disclosure Schedule or as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither Parent nor any of its Subsidiaries has received notice of any revocation or modification of any Approval of any federal, state, local or foreign Governmental Authority that is material Parent or any of its Subsidiaries.

           3.8   SEC Filings; Financial Statements.

                 (a) Parent has filed all forms reports, schedules, statements and documents required to be filed with the SEC since February 10, 2000 (collectively, as such forms, reports, schedules, statements and documents have been amended since the time of their filing, the "Parent SEC Reports") pursuant to the federal securities Laws and Regulations of the SEC promulgated thereunder, and all Parent SEC Reports have been filed in all material respects on a timely basis. The Parent SEC Reports were prepared in accordance, and complied as of their respective filing dates in all material respects, with the requirements of the Exchange Act, the Securities Act and the Regulations promulgated thereunder and did not at the time they were filed (or if amended or superseded by a filing prior to the date hereof, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Parent's Subsidiaries has filed, or is obligated to file, any forms, reports, schedules, statements or other documents with the SEC.

                 (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in Parent SEC Reports (i) complied in all material respects with applicable accounting requirements and the published Regulations of the SEC with respect thereto, (ii) were prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis throughout the periods involved (except as may be expressly described in the notes thereto) and (iii) fairly presents the consolidated financial position of Parent as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements included in the Company's Form 10-Q reports were or are subject to normal and recurring year-end adjustments that have not been and are not expected to be material to Parent.

           3.9   Absence of Certain Changes or Events.

                 (a) Except as described in Section 3.9(a) of the Parent Disclosure Schedule, since March 31, 2000 Parent has conducted its, businesses only in the ordinary and usual course and in a manner consistent with past practice, and, since such date, there has not been any change, development, circumstance, condition, event, occurrence, damage, destruction or loss that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                 (b) Except as described in Section 3.9(b) of the Parent Disclosure Schedule, during the period from March 31, 2000 to the date hereof there has not been any change by Parent in its accounting methods, principles or practices, any revaluation by Parent of any of its assets, including, writing down the value of inventory or writing off notes or accounts receivable.

                 (c) Neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature (whether absolute, accrued, fixed, contingent or otherwise), and there is no existing fact, condition or circumstance which could reasonably be expected to result in such liabilities or obligations, except liabilities or obligations (i) disclosed in the Parent SEC Reports filed and publicly available prior to the date hereof or in Parent's March 31, 2000 financial statements, (ii) disclosed in Section 3.9(c) of the Parent Disclosure Schedule, (iii) incurred in the ordinary course of business since March 31, 2000, or (iv) which do not have, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

           3.10 Absence of Litigation. Except as described in Section 3.10 of the Parent Disclosure Schedule or expressly described in the Parent SEC Reports filed and publicly available prior to the date hereof, there is no Litigation pending on behalf of or against or, to the Knowledge of Parent, threatened against Parent, any of its Subsidiaries, or any of their respective properties or rights, before or subject to any Court or Governmental Authority where the amount in controversy could exceed $100,000; provided, that such amount in controversy shall not be construed or utilized to expand, limit or define the terms "material" or "Material Adverse Effect" as otherwise referenced and used in this Agreement. Neither Parent nor any of its Subsidiaries is subject to any outstanding Litigation or Order which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

           3.11 Registration Statement; Proxy Statement/Prospectus. None of the information supplied by Parent for inclusion in the Registration Statement shall, at the time such document is filed, at the time amended or supplemented, or at the time the Registration Statement is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied by Parent for inclusion in the Joint Proxy Statement/Prospectus shall, on the date the Joint Proxy Statement/Prospectus is first mailed to the Company's stockholders or Parent's stockholders, at the time of the Company Stockholders' Meeting or the Parent Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the Company Stockholders' Meeting or the Parent Stockholders' Meeting which has become false or misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Securities Act. Notwithstanding the foregoing, Parent makes no representation, warranty or covenant with respect to any information supplied by the Company which is contained in the Registration Statement or Joint Proxy Statement/Prospectus.

           3.12 Taxes. Except as set forth in Section 3.12 of the Parent Disclosure Schedule:

                 (a) All material Tax Returns required to be filed by or on behalf of Parent, each of its Subsidiaries, and each affiliated, combined, consolidated or unitary group of which Parent or any of its Subsidiaries is a member have been timely filed, and all such Tax Returns are true, complete and correct in all material respects.

                 (b) All material Taxes payable by or with respect to Parent and each of its Subsidiaries (whether or not shown on any Tax Return) have been timely paid when due, and adequate reserves (other than a reserve for deferred Taxes established to reflect timing differences between book and Tax treatment) in accordance with GAAP are provided on the respective company's Balance Sheet for any material Taxes not yet due. All assessments for material Taxes due and owing by or with respect to Parent and each of its Subsidiaries with respect to completed and settled examinations or concluded litigation have been paid. Neither Parent nor any of its Subsidiaries has incurred a Tax liability from the date of the latest Balance Sheet other than a Tax liability in the ordinary course of business.

                 (c) No action, suit, proceeding, investigation, claim or audit has formally commenced and no written notice has been given that such audit or other proceeding is pending or threatened with respect to Parent or any of its Subsidiaries or any group of corporations of which any of Parent and its Subsidiaries has been a member in respect of any Taxes, and all deficiencies proposed as a result of such actions, suits, proceedings, investigations, claims or audits have been paid, reserved against or settled.

                 (d) Neither Parent nor any of its Subsidiaries has requested, or been granted any waiver of any federal, state, local or foreign statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. No extension or waiver of time within which to file any Tax Return of, or applicable to, Parent or any of its Subsidiaries has been granted or requested which has not since expired.

                 (e) Other than with respect to its Subsidiaries, Parent is not and has never been (nor does Parent have any liability for unpaid Taxes because it once was) a member of an affiliated, consolidated, combined or unitary group, and neither Parent nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement or is liable for the Taxes of any other person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), as transferee or successor, by Contract, or otherwise.

                 (f) Parent and its Subsidiaries have not made any payments, are not obligated to make any payments, and are not a party to any agreements that under any circumstances could obligate any of them to make any payments as a result of the transactions contemplated by this Agreement, that will not be deductible under Section 280G of the Code.

                 (g) Parent has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

                 (h) Parent and each of its Subsidiaries have complied with all applicable Laws relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442 and 3406 of the Code or similar provisions under any foreign Laws) and have, within the time and in the manner required by Law, withheld from employee wages and paid over to the proper Governmental Authorities all amounts required to be so withheld and paid over under all applicable Laws.

                 (i) Neither Parent nor any of its Subsidiaries has made an election under Section 341(f) of the Code.

                 (j) None of Parent and its Subsidiaries will be required to include any material amount in taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of a change in the method of accounting for a taxable period ending prior to the Closing Date, any "closing agreement" as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign Tax Laws) entered into prior to the Closing Date, any sale reported on the installment method that occurred prior to the Closing Date, or any taxable income attributable to any amount that is economically accrued prior to the Closing Date.

           3.13 Environmental Matters. Except as described on Section 3.13 of the Parent Disclosure Schedule, and except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) Parent and each of its Subsidiaries complies and have complied, during all applicable statute of limitations periods, with all applicable Environmental Laws, and possess and comply, and have possessed and complied during all applicable statute of limitations periods, with all Environmental Permits; (ii) there are and have been no Materials of Environmental Concern or other conditions at any property owned, operated, or otherwise used by Parent now or in the past, or at any other location (including without limitation any facility to which Materials of Environmental Concern from Parent or any of its Subsidiaries), that are in circumstances that could reasonably be expected to give rise to any liability of Parent or any of its Subsidiaries, or result in costs to Parent or any of its Subsidiaries arising out of any Environmental Law; (iii) no Litigation (including any notice of violation or alleged violation), under any Environmental Law or with respect to any Materials of Environmental Concern to which Parent or any of its Subsidiaries is, or to the Knowledge of Parent will be, named as a party, or affecting their business, is pending or, to the Knowledge of Parent, threatened; nor is Parent or any of its Subsidiaries the subject of any investigation or the recipient of any request for information in connection with any such Litigation or potential Litigation; (iv) there are no Orders or agreements under any Environmental Law or with respect to any Materials of Environmental Concern to which Parent or any of its Subsidiaries is a party or affecting their business; (v) to the Knowledge of Parent, there are no events, conditions, circumstances, practices, plans, or legal requirements (in effect or reasonably anticipated), that could be expected to prevent Parent from, or materially increase the burden on Parent of: (A) complying with applicable Environmental Laws, or (B) obtaining, renewing, or complying with all Environmental Permits; and (vi) to the Knowledge of Parent, each of the foregoing representations and warranties is true and correct with respect to any entity for which Parent or any of its Subsidiaries has assumed or retained liability, whether by Contract or operation of Law.

           3.14  Pooling; Tax Matters.

                 (a) Parent intends that the Merger be accounted for under the "pooling of interests" method under the requirements of APB 16 and the Regulations of the SEC.

                 (b) To Parent's Knowledge, neither Parent and Merger Sub nor any of their Affiliates has taken or agreed to take any action or failed to take any action that could reasonably be expected to prevent (a) the Merger from being treated for financial accounting purposes as a "pooling of interests" in accordance with APB 16 and the Regulations of the SEC or (b) the Merger from constituting a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

                 (c) Parent has no Knowledge of any reason why it may not receive a letter from PricewaterhouseCoopers, LLP (the "Parent's Accountants") dated as of the Closing Date and addressed to Parent in which the Parent's Accountants will concur with Parent's management's conclusion that no conditions exist related to Parent that would preclude Parent from accounting for the Merger as a "pooling of interests."

                 (d) Section 3.14(d) of the Parent Disclosure Schedule contains a true and complete list of all Persons who may be deemed to be Affiliates of Parent, excluding all of its Subsidiaries but including all directors and executive officers of Parent.

           3.15 Brokers. No broker, financial advisor, finder or investment banker or other Person is entitled to any broker's, financial advisor's, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub, except for Morgan Stanley & Co. Incorporated (the "Parent's Financial Advisors").

           3.16 Opinion of Financial Advisor. The Board of Directors of Parent has received the oral opinion of the Parent's Financial Advisors. to the effect that as of the date hereof the

Exchange Ratio pursuant to this Agreement is fair from a financial point of view to the holders of shares of the Parent Common Stock and will receive their written opinion promptly after the date hereof. Parent shall provide copies of such written opinion to the Company promptly after receipt.

           3.17 Absence of Restrictions on Business Activities. Except as set forth in Section 3.17 of the Parent Disclosure Schedule, there is no agreement or Order binding upon Parent or any of its Subsidiaries or any of their assets or properties which has had or could reasonably be expected to have the effect of prohibiting or impairing any business practice of Parent or any of its Subsidiaries or the conduct of business by Parent or any of its Subsidiaries as currently conducted or as proposed to be conducted by Parent or any of its Subsidiaries. Except as set forth in Section 3.17 of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries is subject to any non-competition, non-solicitation or similar restriction on their respective businesses.

                                   ARTICLE IV

                     CONDUCT OF BUSINESS PENDING THE MERGER

           4.1 Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, between the date hereof and the Effective Time, except as expressly required or permitted by this Agreement or unless Parent shall otherwise agree in writing in advance, the Company shall conduct and shall cause the businesses of each of its Subsidiaries to be conducted only in, and the Company and its Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice and in compliance with applicable Laws. The Company shall use its reasonable best efforts to preserve intact the business organization and assets of the Company and each of its Subsidiaries, and to keep available the services of the present officers, employees and consultants of the Company and each of its Subsidiaries, to maintain in effect its Contracts and to preserve the present relationships of the Company and each of its Subsidiaries with advertisers, sponsors, customers, licensees, suppliers and other Persons with which the Company or any of its Subsidiaries has business relations. By way of amplification and not limitation, neither the Company nor any of its Subsidiaries shall, between the date hereof and the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Parent:

                 (a) amend or otherwise change the Certificate of Incorporation or Bylaws or equivalent organizational document of the Company or any of its Subsidiaries or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of the Company or any of its Subsidiaries;

                 (b) issue, grant, sell, transfer, deliver, pledge, promise, dispose of or encumber, or authorize the issuance, grant, sale, transfer, deliverance, pledge, promise, disposition or encumbrance of, any shares of capital stock of any class (common or preferred), or any options (other than stock options under the 1999 Stock Option Plan granted to new employees consistent with past practice in order to continue the employee recruitment efforts of the Company as mutually and reasonably determined by Parent and the Company) warrants, convertible or exchangeable securities or other rights of any kind to acquire any shares of capital stock or any other ownership interest or Stock-Based Rights of the Company or any of its

Subsidiaries (except for the issuance of Company Common Stock issuable pursuant to the Outstanding Employee Options); adopt, ratify or effectuate a stockholders' rights plan or agreement; or redeem, purchase or otherwise acquire, directly or indirectly, any of the capital stock of the Company or interest in or securities of any Subsidiary (except for the repurchase of a stockholder's Company Common Stock upon termination of such stockholder's status as an employee or consultant pursuant to existing repurchase agreements and the Option Plans);

                 (c) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock (except that a wholly owned Subsidiary of the Company may declare and pay a dividend to its parent); split, combine or reclassify any of its capital stock, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock; or amend the terms of, repurchase, redeem or otherwise acquire, or permit any Subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of its Subsidiaries; or propose to do any of the foregoing;

                 (d) sell, transfer, deliver, lease, license, sublicense, mortgage, pledge, encumber or otherwise dispose of (in whole or in part), or create, incur, assume or subject any Lien on, any of the assets of the Company or any of its Subsidiaries (including any Intellectual Property), except for the sale of goods, licenses of Intellectual Property involving annual revenue, payments or liabilities of less than $100,000 or having a term of less than one year, and dispositions of other immaterial assets, in any case, in the ordinary course of business and in a manner consistent with past practice;

                 (e) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company of any of its Subsidiaries (other than the Merger);

                 (f) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) or organize any corporation, limited liability company, partnership, joint venture, trust or other entity or any business organization or division thereof; incur any indebtedness for borrowed money or issue any debt securities or any warrants or rights to acquire any debt security or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans, advances or enter into any financial commitments; or authorize or make any capital expenditures which are, in the aggregate, in excess of $1,000,000 for the Company and its Subsidiaries taken as a whole;

                 (g) hire or terminate any employee or consultant, except in the ordinary course of business consistent with past practice; increase the compensation or fringe benefits (including, without limitation, bonus) payable or to become payable to its officers or employees, except for increases in salary or wages of employees of the Company or its Subsidiaries who are not officers of the Company in the ordinary course of business consistent with past practice, or loan or advance any money or other asset or property to, or grant any bonus, severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company or any of its Subsidiaries, or establish, adopt, enter into, terminate or amend any Employee Plan or any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, stock purchase, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees, provided that nothing in this Section 4.1(g) shall restrict the ability of the Company's Board of Directors to adopt appropriate resolutions, with respect to persons who are officers or directors of the Company, to cause the transactions relating to the Merger that may be considered dispositions under Section 16 of the Exchange Act for such persons to be exempt from such Section;

                 (h) change any accounting policies or procedures (including procedures with respect to reserves, revenue recognition, payments of accounts payable and collection of accounts receivable) unless required by a change in Law or GAAP used by it;

                 (i) revalue in any material respect any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable, other than in the ordinary course of business;

                 (j) (v) other than in the ordinary course consistent with past practice, enter into any agreement that if entered into prior to the date hereof would be a Material Agreement set forth in Section 2.7(a) of the Company Disclosure Schedule (excluding any confidentiality agreements permitted pursuant to Section 4.2); (w) modify, amend in any material respect, transfer or terminate any Material Agreement or waive, release or assign any rights or claims thereto or thereunder; (x) enter into or extend any lease with respect to Real Property with any third party; (y) modify, amend or transfer in any way or terminate any Material Agreement, standstill or confidentiality agreement with any third party, or waive, release or assign any rights or claims thereto or thereunder; or (z) enter into, modify or amend any Contract to provide exclusive rights or obligations;

                 (k) make any material Tax election other than an election in the ordinary course of business consistent with the past practices of the Company or settle or compromise any federal, state, local or foreign income tax liability or agree to an extension of a statute of limitations;

                 (l) fail to file any Tax Returns when due (or, alternatively, fail to file for available extensions) or fail to cause Tax Returns when filed to be complete and accurate in all material respects;

                 (m)   fail to pay any Taxes or other material debts when due;

                 (n) pay, discharge, satisfy or settle any Litigation or waive, assign or release any material rights or claims. The Company and its Subsidiaries shall not pay, discharge or satisfy any liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except in the ordinary course of business consistent with past practice in an amount or value not exceeding $100,000 in any instance or series of related instances or $500,000 in the aggregate or in accordance with their terms as in effect as of the date hereof;

                 (o) engage in, enter into or amend any Contract, transaction, indebtedness or other arrangement with, directly or indirectly, any of the directors, officers, stockholders or other Affiliates of the Company and its Subsidiaries, or any of their respective Affiliates or family members, except for (i) amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses and (ii) those items existing as of the date hereof and listed in Section 4.1(o) of the Company Disclosure Schedule;

                 (p) fail to maintain in full force and effect all self-insurance and insurance, as the case may be, currently in effect;

                 (q) take any action that (without regard to any action taken, or agreed to be taken, by Parent or any of its Affiliates) could reasonably be expected to prevent (i) Parent from accounting for the business combination to be effected by the Merger as a "pooling of interests" or (ii) the Merger from qualifying as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code;

                 (r) fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act or the rules or regulations promulgated thereunder; or

                 (s) authorize, recommend, propose or announce an intention to do any of the foregoing, or agree or enter into or amend any Contract or arrangement to do any of the foregoing.

           4.2   Solicitation of Other Proposals.

                 (a) From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Article VII, the Company and its Subsidiaries shall not, nor shall they authorize or permit any of their respective officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal (as hereinafter defined), (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any Acquisition Proposal, (iii) engage in discussions with any person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Proposal; provided, however, that notwithstanding the foregoing, prior to the adoption of this Agreement by the Company's stockholders, this
Section 4.2(a) shall not prohibit the Company from furnishing nonpublic information regarding the Company and its subsidiaries to, or entering into discussions or negotiations with, any person or group who has submitted (and not withdrawn) to the Company an unsolicited, written, bona fide Acquisition Proposal that the Board of Directors of the Company reasonably concludes (based on the written advice of a financial advisor of national standing) may constitute a Superior Offer (as hereinafter defined) if (1) neither the Company nor any representative of the Company and its Subsidiaries shall have materially violated any of the restrictions set forth in this Section 4.2, (2) the Board of Directors of Company concludes in good faith, after consultation with its outside legal counsel, that such action is required in order for the Board of Directors of the Company to comply with its fiduciary obligations to the Company's stockholders under applicable Law, (3) prior to furnishing any such nonpublic information to, or entering into any such discussions with, such person or group, the Company gives Parent written notice of the identity of such person or group and all of the material terms and conditions of such Acquisition

Proposal and of the Company's intention to furnish nonpublic information to, or enter into discussions with, such person or group, and the Company receives from such person or group an executed confidentiality agreement containing terms at least as restrictive with regard to the Company's confidential information as the Confidentiality Agreement (as defined in Section 5.4), (4) the Company gives Parent at least two business days advance notice of its intent to furnish such nonpublic information or enter into such discussions, and (5) contemporaneously with furnishing any such nonpublic information to such person or group, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent). The Company and its subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences by any officer, director, employee, agent or consultant of the Company or any of its Subsidiaries or any investment banker, attorney, agent or other advisor or representative of the Company or any of its subsidiaries shall be deemed to be a breach of this Section 4.2 by the Company.

                 (b) In addition to the obligations of the Company set forth in paragraph (a) of this Section 4.2, the Company as promptly as reasonably practicable shall advise Parent orally and in writing of any request for non-public information which the Company reasonably believes could lead to an Acquisition Proposal or of any Acquisition Proposal, or any inquiry with respect to or which the Company reasonably should believe could lead to any Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the person or group making any such request, Acquisition Proposal or inquiry. The Company will keep Parent informed as promptly as reasonably practicable in all material respects of the status and details (including material amendments or proposed amendments) of any such request, Acquisition Proposal or inquiry.

                 (c) For the purposes of this Agreement, "Acquisition Proposal" means any offer or proposal by a third party (other than the Merger) relating to: (A) any acquisition or purchase from the Company by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 30% interest in the total outstanding voting securities of the Company or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 30% or more of the total outstanding voting securities of the Company or any of its subsidiaries or any merger, consolidation, business combination or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 67% of the equity interests in the surviving or resulting entity of such transaction; (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition, or disposition of more than 50% of the assets of the Company; or (C) any liquidation or dissolution of the Company.

           4.3 Conduct of Business by Parent Pending the Merger. Parent covenants and agrees that, between the date hereof and the Effective Time, Parent shall use its reasonable best efforts to preserve intact the business organization and assets of Parent and each of its Subsidiaries, and to operate, and cause each of its Subsidiaries to operate, according to plans and budgets, to keep available the services of the present officers, employees and consultants of Parent and each of its

Subsidiaries, to maintain in effect its contracts and to preserve the present relationships of Parent and each of its Subsidiaries with advertisers, sponsors, customers, licensees, suppliers and other Persons with which Parent or any of its Subsidiaries has business relations. Neither Parent nor any of its Subsidiaries shall, between the date hereof and the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of the Company:

                 (a) amend or otherwise change the Certificate of Incorporation or Bylaws or equivalent organizational document of Parent or any of its Subsidiaries;

                 (b) declare, set aside or pay any cash dividend or cash distribution in respect of its capital stock (except that a wholly owned Subsidiary of the Company may declare and pay a dividend to its parent);

                 (c) take any action that (without regard to any action taken, or agreed to be taken, by Parent or any of its Affiliates) could reasonably be expected to prevent (i) Parent from accounting for the business combination to be effected by the Merger as a "pooling of interests" or (ii) the Merger from qualifying as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code; or

                 (d) fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act or the rules or regulations promulgated thereunder.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

           5.1   Registration Statement; Proxy Statement/Prospectus.

                 (a) As promptly as reasonably practicable following the date hereof, the Company and Parent shall prepare and file with the SEC mutually acceptable proxy materials which shall constitute the Joint Proxy Statement/Prospectus (such proxy statement/prospectus, and any amendments or supplements thereto, the "Joint Proxy Statement/Prospectus") and Parent shall prepare and file the Registration Statement. The Joint Proxy Statement/Prospectus will be included in and will constitute a part of the Registration Statement as Parent's prospectus. The Registration Statement and the Joint Proxy Statement/Prospectus shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder. Each of Parent and the Company shall use reasonable best efforts to have the Registration Statement declared effective by the SEC and to keep the Registration Statement effective as long as is necessary to consummate the Merger and the transactions contemplated thereby.

                 (b) Parent and the Company shall, as promptly as practicable after receipt thereof, provide the other party copies of any written comments and advise the other party of any oral comments, with respect to the Joint Proxy Statement/Prospectus received from the SEC. Parent will provide the Company with a reasonable opportunity to review and comment on any amendment or supplement to the Registration Statement prior to filing such with the SEC, and will provide the Company with a copy of all such filings made with the SEC. Notwithstanding any other provision herein to the contrary, no amendment or supplement (including by incorporation by reference) to the Joint Proxy Statement/Prospectus or the Registration Statement shall be made without the approval of both parties, which approval shall not be unreasonably withheld or delayed; provided, that with respect to documents filed by a party which are incorporated by reference in the Registration Statement or the Joint Proxy Statement/Prospectus, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations.

                 (c) Parent will use reasonable best efforts to cause the Joint Proxy Statements/Prospectus to be mailed to Parent's stockholders, and the Company will use reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be mailed to the Company's stockholders, in each case after the Registration Statement is declared effective under the Securities Act.

                 (d) Each party will advise the other party, promptly after it receives notice thereof, of the time when the Registration Statement has become effective, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement/Prospectus or the Registration Statement. If at any time prior to the Effective Time any information relating to Parent or the Company, or any of their respective affiliates, officers or directors, should be discovered by Parent or the Company which should be set forth in an amendment or supplement to any of the Registration Statement or the Joint Proxy Statement/Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and, to the extent required by Law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the stockholders of Parent and the Company.

           5.2   Company Stockholders' Meeting.

                 (a) Promptly after the date hereof, the Company shall take all action necessary in accordance with the applicable Law and its Certificate of Incorporation and Bylaws and the rules of NASDAQ to call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders' Meeting") to be held as promptly as practicable, and in any event (to the extent permissible under applicable Law) within 60 days after the declaration of effectiveness of the Registration Statement, for the purpose of voting upon adoption of this Agreement. Subject to Section 5.2(c), the Company shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement and will take all other action necessary to secure the vote or consent of its stockholders required by the rules of NASDAQ and applicable Law to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, the Company (i) may adjourn or postpone the Company Stockholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Joint Proxy Statement/Prospectus is provided to the Company's stockholders in advance of a vote on this Agreement or
(ii) shall (unless Parent otherwise consents in writing) adjourn or postpone the Company Stockholders' Meeting, if as of the time for which the Company Stockholders' Meeting is originally scheduled (as set forth in the Joint Proxy Statement/Prospectus ) or subsequently rescheduled or reconvened, there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders' Meeting. The Company shall ensure that the Company Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by the Company in connection with the Company Stockholders' Meeting are solicited, in compliance with applicable Law, the Company's Certificate of Incorporation and Bylaws, the rules of NASDAQ and all other applicable legal requirements. The Company's obligation to call, give notice of, convene and hold the Company Stockholders' Meeting in accordance with this Section 5.2(a) shall not be limited or affected by the commencement, disclosure, announcement or submission to Company of any Acquisition Proposal or Superior Offer (as defined below), or by any withdrawal, amendment or modification of the recommendation of the Board of Directors of the Company with respect to this Agreement or the Merger.

                 (b) Subject to Section 5.2(c): (i) the Board of Directors of the Company shall recommend that the Company's stockholders vote in favor of and adopt and approve this Agreement and approve the Merger at the Company Stockholders' Meeting; (ii) the Joint Proxy Statement/Prospectus shall include a statement to the effect that the Board of Directors of the Company has unanimously recommended that Company's stockholders vote in favor of and adoption of this Agreement at the Company Stockholders' Meeting; and (iii) neither the Board of Directors of the Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Parent, the recommendation of the Board of Directors of the Company that the Company's stockholders vote in favor of adoption of this Agreement.

                 (c) Nothing in this Agreement shall prevent the Board of Directors of the Company from withholding, withdrawing, amending or modifying its recommendation in favor of the Merger if (i) a Superior Offer (as defined below) is made to the Company and is not withdrawn, (ii) the Company shall have provided written notice to Parent (a "Notice of Superior Offer") advising Parent that the Company has received a Superior Offer, specifying all of the material terms and conditions of such Superior Offer and identifying the person or entity making such Superior Offer, (iii) Parent shall not have, within three business days of Parent's receipt of the Notice of Superior Offer, made an offer that the Company's Board of Directors by a majority vote determines in its good faith judgment (after having received the written advice of a financial advisor of national standing) to be at least as favorable to the Company's stockholders as such Superior Offer (it being agreed that the Board of Directors of the Company shall convene a meeting to consider any such offer by Parent promptly following the receipt thereof), (iv) the Board of Directors of the Company concludes in good faith, after consultation with its outside counsel, that, in light of such Superior Offer, the withholding, withdrawal, amendment or modification of such recommendation is required in order for the Board of Directors of Company to comply with its fiduciary duties to the Company's stockholders under applicable Law and (v) the Company shall not have violated any of the restrictions set forth in Section 4.2 or this Section 5.2. The Company shall provide Parent with at least two business days prior notice of any meeting of the Company's Board of Directors at which the Company's Board of Directors is to consider any Acquisition Proposal to determine whether such Acquisition Proposal is a Superior Offer. Nothing contained in this Section 5.2(c) shall limit the Company's obligation to hold and convene the Company Stockholders' Meeting (regardless of whether the recommendation of the Board of Directors of Company shall have been withdrawn, amended or modified).


                 (d) For the purposes of this Agreement, "Superior Offer" shall mean an unsolicited, bona fide written offer made by a third party to consummate any of the following transactions: (i) a merger or consolidation involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 50% of the equity interest in the surviving or resulting entity of such transaction; (ii) a sale or other disposition by the Company of assets representing in excess of 50% of the fair market value of the Company's business immediately prior to such sale; or (iii) the acquisition by any person or group (including, without limitation, by way of a tender offer or an exchange offer or a two step transaction involving a tender offer followed with reasonable promptness by a merger involving the Company), directly or indirectly, of ownership of 51% or more of the then outstanding shares of capital stock of the Company, on terms that the Board of Directors of the Company determines, in its reasonable judgment (based on the written advice of a financial advisor of national standing) to be more favorable to the Company stockholders than the terms of the Merger; provided, however, that any such offer shall not be deemed to be a "Superior Offer" unless the Company or such third party has obtained bona fide firm commitment letters for any financing required to consummate the transaction contemplated by such offer.

                 (e) Nothing contained in this Agreement shall prohibit the Company or its Board of Directors from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act.

           5.3   Parent Stockholders Meeting.

                 (a) Promptly after the date hereof, Parent will take all action necessary in accordance with the applicable Law and its Certificate of Incorporation and Bylaws to call, give notice of, convene and hold a meeting of its stockholders (the "Parent Stockholders' Meeting") to be held as promptly as practicable, and in any event (to the extent permissible under applicable Law) within 60 days after the declaration of effectiveness of the Registration Statement, for the purpose of approving the issuance of shares of Parent Common Stock in connection with the Merger. Parent will use its reasonable best efforts to solicit from its stockholders proxies in favor of approving the issuance of Parent Common Stock in connection with the Merger and will take all other action necessary to secure the vote or consent of its stockholders required by the rules of NASDAQ and applicable Law to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, Parent may adjourn or postpone the Parent Stockholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Joint Proxy Statement/Prospectus is provided to Parent's stockholders in advance of a vote on the approval of the issuance of shares of Parent Common Stock in connection with the Merger or, if as of the time for which Parent Stockholders' Meeting is originally scheduled (as set forth in the Joint Proxy Statement/Prospectus ) there are insufficient shares of Parent Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Parent Stockholders' Meeting. Parent shall ensure that the Parent Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by Parent in connection with the Parent Stockholders' Meeting are solicited, in compliance with applicable Law, its Certificate of Incorporation and Bylaws and the rules of NASDAQ.

                 (b) (i) The Board of Directors of Parent shall recommend that Parent's stockholders approve the issuance of shares of Parent Common Stock in connection with the Merger at the Parent Stockholders' Meeting; (ii) the Joint Proxy Statement/Prospectus shall include a statement to the effect that the Board of Directors of Parent has recommended that Parent's stockholders approve such issuance of shares at the Parent Stockholders' Meeting; and (iii) neither the Board of Directors of Parent nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Company, the recommendation of the Board of Directors of Parent that Parent's stockholders approve such issuance of shares.

                 (c) Nothing contained in this Agreement shall prohibit Parent or its Board of Directors from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act.

           5.4   Access to Information; Confidentiality.

                 (a) Upon reasonable notice, the Company shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives and agents of Parent (collectively "Parent Representatives"), reasonable access, during the period prior to the Effective Time, to all its properties, books, Contracts, commitments and records and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to the other all information concerning its business, properties, books, Contracts, commitments, record and personnel as Parent may reasonably request. The Company shall (and shall cause each of its Subsidiaries to) make available to the other party the appropriate individuals for discussion of such entity's business, properties and personnel as Parent or the Parent Representatives may reasonably request. No investigation pursuant to this Section 5.4(a) shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

                 (b) Upon reasonable notice, Parent shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives and agents of the Company (collectively "Company Representatives"), reasonable access, during the period prior to the Effective Time, to all its properties, books, Contracts, commitments and records and, during such period, Parent shall (and shall cause each of its Subsidiaries to) furnish promptly to the other all information concerning its business, properties, books, Contracts, commitments, record and personnel as the Company may reasonably request. Parent shall (and shall cause each of its Subsidiaries to) make available to the other party the appropriate individuals for discussion of such entity's business, properties and personnel as the Company or the Company Representatives may reasonably request. No investigation pursuant to this Section 5.4(b) shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

                 (c) The parties hereto shall keep all information obtained pursuant to Section 5.4(a) and (b) confidential in accordance with the terms of the Confidential Non-

Disclosure Agreement (the "Confidentiality Agreement"), between Parent and the Company. Anything contained in the Confidentiality Agreement to the contrary notwithstanding, the Company and Parent hereby agree that each such party may issue press release(s) or make other public announcements in accordance with
Section 5.14.

           5.5   Reasonable Best Efforts; Further Assurances.

                 (a) Upon the terms and subject to the conditions set forth in this Agreement, each party hereto shall use its reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other party or parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated hereby, and by the Related Agreements. The Company and Parent shall use its reasonable best efforts to (i) as promptly as practicable, obtain all Approvals (including those referred to in Sections 2.6(a) and 2.6(b) and Sections 2.6(a) and 2.6(b) of the Company Disclosure Schedule), and the Company and Parent shall make all filings under applicable Law required in connection with the authorization, execution and delivery of this Agreement by the Company and Parent and the consummation by them of the transactions contemplated hereby and thereby, including the Merger (in connection with which Parent and the Company will cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filings and, if requested, will accept all reasonable additions, deletions or changes suggested in connection therewith); (ii) furnish all information required for any application or other filing to be made pursuant to the DGCL or any other Law or any applicable Regulations of any Governmental Authority (including all information required to be included in the Joint Proxy Statement/Prospectus or the Registration Statement) in connection with the transactions contemplated by this Agreement and the Related Agreements; and
(iii) lift, rescind or mitigate the effects of any injunction or other Order adversely affecting the ability of any party hereto to consummate the transactions contemplated hereby and thereby and to prevent, with respect to any threatened or such injunction or other Order, the issuance or entry thereof, provided, however, that neither Parent nor any of its Affiliates shall be under any obligation to (x) make proposals, execute or carry out agreements or submit to Orders providing for the sale or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of Parent, any of its Affiliates, including its Subsidiaries, the Company or the holding separate of the Company Common Stock or imposing or seeking to impose any limitation on the ability of Parent or any of its Affiliates, including its Subsidiaries, to conduct their business or own such assets or to acquire, hold or exercise full rights of ownership of Company Common Stock, or (y) otherwise take any step to avoid or eliminate any impediment which may be asserted under any Law governing competition, monopolies or restrictive trade practices which, in the reasonable judgment of Parent, might result in a limitation of the benefit expected to be derived by Parent as a result of the transactions contemplated hereby or might adversely affect the Company or Parent or any of Parent's Affiliates, including its Subsidiaries. Neither party hereto will take any action which could reasonably be expected to result in any of the representations or warranties made by such party pursuant to Articles II or III, as the case may be, becoming untrue or inaccurate in any material respect.

                 (b) The parties hereto shall use their reasonable best efforts to satisfy or cause to be satisfied all of the conditions precedent that are set forth in Article VI, as applicable to each of them, and to cause the transactions contemplated by this Agreement to be consummated. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

                 (c)   The Company and Parent shall cooperate with one another:

                       (i) in connection with the preparation of the Registration Statement and the Joint Proxy Statement/Prospectus ;

                       (ii) in connection with the preparation of any filing required by the HSR Act or any Foreign Competition Laws;

                       (iii) in determining whether any action by or in respect of, or filing with, any Governmental Authority or other third party, is required, or any Approvals are required to be obtained from parties in connection with the consummation of the transactions contemplated hereby;

                       (iv) in seeking any Approvals or making any filings, including furnishing information required in connection therewith or with the Registration Statement or the Joint Proxy Statement/Prospectus , and seeking timely to obtain any such Approvals, or making any filings;

                       (v) in connection with the admission to NASDAQ of the Parent Common Stock to be issued in the Merger; and

                       (vi) in order to facilitate the achievement of the benefits reasonably anticipated from the Merger.

                 (d) The Company shall use its reasonable best efforts to cause its Affiliates and other Persons to transfer and assign all rights necessary for the Company to continue to conduct its business consistent with historical operations and as currently conducted, pursuant to documentation and in a manner reasonably acceptable to Parent.

           5.6   Stock Options and Stock Plan; Options.

                 (a) At the Effective Time, each Outstanding Employee Option, whether vested or unvested, shall be assumed by Parent. Each such Outstanding Employee Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Option Plans, option agreements thereunder and other relevant documentation immediately prior to the Effective Time (including, without limitation, any restrictions on transfer, vesting provisions and restrictive covenants), except that such Outstanding Employee Option shall be exercisable solely for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were purchasable under such Outstanding Employee Option immediately prior to the

Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock, and the per-share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Outstanding Employee Option shall be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Outstanding Employee Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent; provided, further, that in the case of any Outstanding Employee Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code ("ISOs"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code. The parties intend that the assumption of options provided for under this Section 5.6 shall meet the requirements of
Section 424(a) of the Code, and this Section 5.6 shall be interpreted in a manner consistent with such intent.

                 (b) Parent shall reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Outstanding Employee Options assumed by Parent under this Agreement.

                 (c) The vesting of each Outstanding Employee Option shall not accelerate as a result of, or in connection with, the transactions contemplated hereby, except to the extent required by the existing terms of the Option Plan or option agreement pursuant to which it was granted. The Company shall take no action, and shall ensure that no discretion is exercised by the Board of Directors or any committee thereof or any other body or Person so as to cause the vesting of any Outstanding Employee Option or any other warrant or right to acquire shares of Company Common Stock to accelerate.

                 (d) The parties shall use their reasonable best efforts to mutually agree with respect to the treatment of the Purchase Plan in the Merger on terms not inconsistent with the Purchase Plan or the terms of this Agreement; provided, however, that in no event may Company Common Stock be purchased under the Purchase Plan after the Effective Time.

           5.7 Form S-8. Parent agrees to file a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Outstanding Employee Options as soon as is reasonably practicable after the Effective Time (and in any event within 30 days thereof).

           5.8   Employee Benefits.

                 (a) The Company agrees to provide Parent with, and to cause each of its Subsidiaries to provide Parent with, reasonable access to its employees during normal working hours following the date of this Agreement, to among other things, provide information about Parent to such employees. All communications by Parent with Company employees shall be conducted in a manner that does not disrupt or interfere with the Company's efficient and orderly operation of its business.

                 (b) All employees of the Company shall be eligible to participate in the health, vacation and other employee benefit plans of Parent or a Subsidiary of the Parent to substantially the same extent as such benefits are provided to employees of Parent in similar positions and at similar grade levels (it being understood that such employees shall be eligible to begin to participate (i) in Parent's employee stock purchase plan upon the commencement of the first new offering period after the Effective Time and in accordance with the eligibility provisions of such plan, and (ii) in the other Parent Employee Benefit Plans in accordance with the terms of such plans; provided, however, that in the case of plans for which the Company maintains a plan offering the same type of benefit, such eligibility need not be offered by Parent or its Subsidiary until the corresponding plan of the Company ceases to be available after the Effective
Time). A Parent Employee Benefit Plan may, if so continued by Parent or its Subsidiaries, include continuation of a Benefit Plan of the Company. As soon as administratively feasible following the Effective Time, Parent agrees to take all reasonable actions necessary to transition the Company's employees into Parent's or its Subsidiaries' employee benefit plans as contemplated by the first sentence of this Section 5.8(b). Further, until such time that the Company's employees are covered under an employee benefit plan of Parent, they shall continue to be covered under the corresponding Company plan that offers the same type of benefit. Parent also agrees to provide each Company employee with full credit under any Parent Plan which is an Employee Benefit Plan for services as an employee of the Company prior to the Effective Time for purposes of eligibility, vesting and the determination of the level of benefits under any Parent plan which is an Employee Benefit Plan (including vacation, but excluding benefit accruals under a defined benefit pension plan) and shall receive credit under any Parent health plan for any deductible, copayment or out-of-pocket limits applicable to such employee to the extent such amounts have been paid by such employee during the calendar year in which such employee first becomes eligible for coverage under a Parent plan.

                 (c) The Company agrees to take all actions necessary to amend, merge, freeze or terminate any or all compensation and benefit plans, effective at and contingent upon the Closing Date, as requested in writing by Parent. Without limiting the generality of the foregoing, if requested by Parent in writing at least 10 days prior to the Effective Time, the Company shall cause to be adopted prior to the Effective Time resolutions of the Company's Board of Directors to cease all contributions to the Company 401(k) Plan (the "401(k) Plan"), and to terminate the 401(k) Plan at least one day prior to the Effective Time. Such resolutions shall provide (to the extent required under Section 411 of the Code) that all participants shall be fully vested in their account balances under the 401(k) Plan. Such resolutions shall also authorize distributions of 401(k) Plan balances to participants (to the extent permitted under Section 401(k)(10) of the Code) as soon as practicable following the Effective Time and following the Company's receipt from the Internal Revenue Service of a favorable determination letter regarding the tax-qualified status of the 401(k) Plan following its termination.

                 (d) The Company shall deliver to Parent an executed copy of such resolutions as soon as practicable following their adoption by Company's Board of Directors and shall fully comply with such resolutions. To the extent permitted by Parent's 401(k) plan, Parent shall (i) cause a tax-qualified defined contribution plan maintained by Parent or a subsidiary of Parent (the "Parent 401(k) Plan") to accept rollovers (including direct rollovers) from the 401(k) plan maintained for the benefit of employees of the Company and its Affiliates in respect of distributions made on account of the transactions contemplated by this Agreement and (ii) allow loan balances of participants who have borrowed from the Parent 401(k) Plan, if any, to be rolled over without requiring that the participant first repay the loan. In the event that the Parent 401(k)

Plan does not permit such loans, Parent shall use commercially reasonable efforts to amend such plan to permit rollovers of such loans in a direct transfer from the 401(k) Plan.

                 (e) The Board of Directors of Parent shall, to the extent permitted by applicable Law, take or cause to be taken all actions necessary to obtain approval in the form required by Rule 16b-3 of the Exchange Act so that, with respect to persons who will or may become officers or directors of Parent, the transactions relating to the Merger that may be considered acquisitions under such Rule for such persons will be exempt from Section 16 of the Exchange Act.

           5.9 Parent Option Pool. As is reasonably practicable after the Effective Time, subject to the approval of its Board of Directors, Parent will grant such number of stock options to purchase shares of Parent Common Stock to the employees of the Company (the "Company Option Grant") as mutually agreed by the Company and Parent prior to the Effective Time in order to reasonably provide incentives for, and to retain, such employees after the Effective Time, and as described in a letter to be delivered to Parent prior to the Closing Date and approved by Parent promptly after the Effective Time and consistent with standard Parent practices.

           5.10 Parent Board of Directors. The Board of Directors of Parent will take all actions reasonably necessary, such that, effective upon the Effective Time, R. James Green ("Mr. Green") and one other person, as determined by Parent's Board of Directors and the Company, shall be appointed to Parent's Board of Directors.

           5.11  Pooling; Reorganization.

                 (a) The Company shall not take, or permit any controlled Affiliate of the Company to take, any action that could reasonably be expected to prevent the Merger from being treated (i) for financial accounting purposes as a "pooling of interests" under GAAP; it being understood and agreed that if the Company's Accountants advise the Company in writing that such an action would not prevent the Merger from being so treated, such action will be conclusively deemed not to constitute a breach of this Section 5.11 or (ii) as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

                 (b) The Company shall use its reasonable best efforts to obtain an executed affiliate pooling agreement substantially in the form attached hereto as Exhibit E (each, a "Company Affiliate Pooling Agreement") from each of the Persons identified in Section 2.24(d) of the Company Disclosure Schedule concurrently with the execution of this Agreement and thereafter from any other person who may be deemed an affiliate of the Company regarding compliance with Rule 145 under the Securities Act and the requirements for accounting treatment of the Merger as a "pooling of interests" under APB 16, and the Regulations of the SEC.

                 (c) Parent shall not take or permit any controlled Affiliate of Parent to take, any action that could reasonably be expected to prevent the Merger from being treated (i) for financial accounting purposes as a "pooling of interests" under GAAP; it being understood and agreed that if Parent's Accountants, advises Parent in writing that such an action would not prevent the Merger from being so treated, such action will be conclusively deemed not to constitute a breach of this Section 5.11; or (ii) as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

                 (d) Parent shall use its reasonable efforts to obtain an executed affiliate pooling agreement substantially in the form attached hereto as Exhibit F (each, a "Parent Affiliate Pooling Agreement") from each of the Persons identified in Section 5.11(d) of the Parent Disclosure Schedule regarding compliance with the requirements for accounting treatment of the Merger as a "pooling of interests."

           5.12  Notification of Certain Matters.

                 (a) The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which results in any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect (or, in the case of any representation or warranty qualified by its terms by materiality or Material Adverse Effect, then untrue or inaccurate in any respect) and any failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.12 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                 (b) Each of the Company and Parent shall give prompt notice to the other of (i) any notice or other communication from any Person alleging that the Approval of such Person is or may be required in connection with the Merger or the Related Agreements, (ii) any notice or other communication from any Governmental Authority in connection with the Merger or the Related Agreements, (iii) any Litigation, relating to or involving or otherwise affecting the Company or its Subsidiaries or Parent that relates to the Merger or the Related Agreements; (iv) the occurrence of a default or event that, with notice or lapse of time or both, will become a default under any Material Agreement of the Company; and (v) any change that could reasonably be expected to have a Material Adverse Effect on the Company or Parent or is likely to delay or impede the ability of either Parent or the Company to consummate the transactions contemplated by this Agreement or the Related Agreements or to fulfill their respective obligations set forth herein or therein.

                 (c) Each of the Company and Parent shall give (or shall cause their respective Subsidiaries to give) any notices to third Persons, and use, and cause their respective Subsidiaries to use, its reasonable best efforts to obtain any consents from third Persons (i) necessary, proper or advisable to consummate the transactions contemplated by this Agreement, (ii) otherwise required under any Contracts in connection with the consummation of the transactions contemplated hereby or (iii) required to prevent a Material Adverse Effect on the Company or Parent from occurring. If any party shall fail to obtain any such consent from a third Person, such party shall use its reasonable best efforts, and will take any such actions reasonably requested by the other parties, to limit the adverse effect upon the Company and Parent, their respective Subsidiaries, and their respective businesses resulting, or which would result after the Effective Time, from the failure to obtain such consent.

           5.13 Listing on NASDAQ. Parent shall use its reasonable best efforts to cause the Parent Common Stock to be issued in the Merger to be admitted for trading on NASDAQ, subject to official notice of issuance.

           5.14 Public Announcements. Parent and the Company shall consult with and obtain the approval of the other party before issuing any press release or other public announcement with respect to the Merger or this Agreement and shall not issue any such press release prior to such consultation and approval, except as may be required by Law or any listing agreement related to the trading of the shares of either party on any national securities exchange or national automated quotation system, in which case the party proposing to issue such press release or make such public announcement shall use its reasonable best efforts to consult in good faith with the other party before issuing any such press release or making any such public announcement. The parties have agreed on the form of a joint press release announcing the execution of this Agreement.

           5.15 Takeover Laws. If any form of anti-takeover statute, Regulation or charter provision or Contract is or shall become applicable to the Merger or the transactions contemplated hereby or by the Related Agreements, the Company, Merger Sub and Parent and their respective Boards of Directors shall grant such Approvals and take such actions as are necessary under such Laws and provisions so that the transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to eliminate or minimize the effects of such Law, provision or Contract on the transactions contemplated hereby or thereby.

           5.16  Accountant's Letters.

                 (a) The Company shall use its reasonable best efforts to cause to be delivered to Parent a "comfort" letter of the Company's Accountants, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Parent and the Company, in form and substance reasonably satisfactory and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

                 (b) Parent shall use its reasonable best efforts to cause to be delivered to the Company a "comfort" letter of Parent's Accountants dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Parent and the Company, in form and substance reasonably satisfactory and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

           5.17  Indemnification; Directors and Officer Insurance.

                 (a) From and after the Effective Time, Parent will cause the Surviving Corporation to fulfill and honor in all respects the obligations of the Company pursuant to any indemnification agreements between the Company and its directors and officers as of the Effective Time (the "Indemnified Parties") and any indemnification or expense advancement provisions under the Company's Certificate of Incorporation or Bylaws as in effect on the date hereof. The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification and expense advancement that are at least as favorable to the Indemnified Parties as those contained in the Certificate of Incorporation and Bylaws of Company as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees or agents of the Company, unless such modification is required by Law.

                 (b)   Parent shall cause to be maintained for a period of six
(6) years from the Effective Time the Company's current directors and officers insurance policy (the "Company's D&O Insurance") to the extent that it provides coverage for events occurring prior to the Effective Time for all Persons who are directors and officers of the Company on the date of this Agreement, so long as the annual premium therefor would not be in excess of 150% of the last annual premium paid prior to the date of this Agreement (such amount, the "Maximum Premium"). Upon request by Parent, the Company shall use its reasonable best efforts to extend coverage under the Company's D&O Insurance by obtaining a six-year "tail" policy (provided, that the lump sum payment to purchase such coverage does not exceed three times the Maximum Premium) and such "tail" policy shall satisfy Parent's obligations under this Section 5.14(a). Parent's obligations under this Section 5.14(a) shall also be satisfied if Parent's directors and officers insurance provides (or is amended to provide) substantially similar coverage and coverage levels for events occurring prior to the Effective Time for Persons who are directors and officers of the Company on the date of this Agreement. If the Company's existing directors and officers insurance expires, is terminated or canceled during such six-year period or a "tail" policy cannot be purchased on the terms set forth above and Parent cannot or determines not to satisfy its obligations under this Section 5.14(a) pursuant to the preceding sentence, Parent shall use its reasonable best efforts to cause to be obtained as much directors and officers insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium, on terms and conditions no less advantageous than the Company's D&O Insurance.

                 (c) The provisions of this Section 5.17 are intended to be for the benefit of, and shall be enforceable by, each Person entitled to the benefits hereof and the heirs and representatives of such Person.

           5.18 Company Stockholders' Agreement. The Company shall use its reasonable best efforts, on behalf of Parent and pursuant to the request of Parent, to cause each stockholder of the Company named on the signature pages to the Company Stockholders' Agreement to execute and deliver to Parent, concurrently with the execution of this Agreement, and to comply with, the Company Stockholders' Agreement. The Company acknowledges and agrees to be bound by and comply with the provisions of Section 3.1(a) and (b) of the Company Stockholders' Agreement as if a party thereto with respect to transfers of record of ownership of shares of the Company Common Stock, and agrees to notify the transfer agent for any Company Common Stock and provide such documentation and do such other things as may be necessary to effectuate the provisions of such Company Stockholders' Agreement.

           5.19 Strategic Relationship Agreement. Contemporaneously with the execution and delivery of this Agreement, the Company shall deliver to Parent an executed version of the Strategic Relationship Agreement. The Company agrees to fully perform to the fullest extent permitted under applicable Law its obligations under the Strategic Relationship Agreement.

                                   ARTICLE VI

                              CONDITIONS OF MERGER

           6.1 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                 (a) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective; no stop order suspending the effectiveness of the Registration Statement or the use of the Joint Proxy Statement/Prospectus shall have been issued by the SEC, and no proceedings for that purpose shall have been initiated or, to the Knowledge of Parent or the Company, threatened by the SEC.

                 (b) Stockholder Approval. (i) This Agreement shall have been adopted by the requisite vote of the stockholders of the Company, in accordance with the DGCL and the Certificate of Incorporation and Bylaws of the Company; and (ii) the issuance of shares of Parent Common Stock pursuant to this Agreement shall have been approved by the requisite vote of the stockholders of Parent in accordance with the DGCL, the Certificate of Incorporation and Bylaws of Parent and the rules of NASDAQ.

                 (c) NASDAQ Listing. The shares of Parent Common Stock issuable to the stockholders of the Company pursuant to this Agreement shall have been admitted for trading on NASDAQ subject to official notice of issuance.

                 (d) HSR Act and Foreign Competition Laws. All applicable waiting periods or approvals under the HSR Act and Foreign Competition Laws shall have expired or been terminated or received.

                 (e) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other Order (whether temporary, preliminary or permanent) issued by any Court of competent jurisdiction or other legal restraint or prohibition shall be in effect which prevents the consummation of the Merger on substantially the same terms and conferring on Parent substantially all the rights and benefits as contemplated herein, nor shall any proceeding brought by any Governmental Authority, domestic or foreign, seeking any of the foregoing be pending, and there shall not be any action taken, or any Law or Order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger on substantially the same terms and conferring on Parent substantially all the rights and benefits as contemplated herein illegal.

                 (f) Tax Opinions. Parent and the Company shall have received written opinions of, respectively, Shaw Pittman and Venture Law Group, in form and substance reasonably satisfactory to them to the effect that the Merger will constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code. The issuance of each of such opinions shall be conditioned on the receipt by such tax counsel of representation letters from each of Parent, Merger Sub and the Company. The specific provisions of each such representation letter shall be in form and substance reasonably satisfactory to such tax counsel, and each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect.

           6.2 Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the following conditions:

                 (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement and the Related Agreements, shall be true and correct on and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time (other than representations and warranties which address matters only as of a particular date, in which case such representations and warranties shall be true and correct, on and as of such particular date), except for any failure of such representations and warranties to be true and correct which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; provided, however, for purposes of this Section 6.2(a), the representations and warranties of the Company shall be construed as if they did not contain any qualification that refers to a Material Adverse Effect or materiality; and Parent and Merger Sub shall have received a certificate to such effect signed by the Chief Executive Officer and Chief Financial Officer of the Company.

                 (b) Agreements and Covenants. The Company shall have performed or complied with all agreements and covenants required by this Agreement and the Related Agreements to be performed or complied with by it in all material respects on or prior to the Effective Time and Parent and Merger Sub shall have received a certificate to such effect signed by the Chief Executive Officer and Chief Financial Officer of the Company.

                 (c) Third Party Consents. Parent shall have received evidence, in form and substance reasonably satisfactory to it, that those Approvals of Governmental Authorities and other third parties set forth in
Section 2.6(a) or (b) of the Company Disclosure Schedule (or not described in
Section 2.6(a) or (b) of the Company Disclosure Schedule but required to be so described) have been obtained, except where failure to have been so obtained, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                 (d) Letter from Parent's Accountants; Pooling of Interests. Parent shall have received a letter from Parent's Accountants in form and substance reasonably satisfactory to Parent, dated the Closing Date, concurring with management's conclusions that the transactions contemplated by this Agreement, including the Merger, will qualify as a "pooling of interests" business combination in accordance with GAAP and the criteria of APB 16 and the Regulations of the SEC.

                 (e) Company Affiliate Pooling Agreements. Each of the Persons identified in Section 2.24(d) of the Company Disclosure Schedule shall have executed and delivered Company Affiliate Pooling Agreement with Parent which shall be in full force and effect.

                 (f) Related Agreements. Each of the Company Stockholders' Agreement, the Strategic Relationship Agreement, and the Company Affiliate Pooling Agreements (collectively, the "Related Agreements") shall be in full force and effect as of the Effective Time and become effective in accordance with the respective terms thereof and the actions required to be taken thereunder by the parties thereto prior to the Effective Time shall have been taken, and each Person who or which is required or contemplated by the parties hereto to be a party to any Related Agreement who or which did not theretofore enter into such Related Agreement shall execute and deliver such Related Agreement, except actions required under the Company Stockholders' Agreement which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on or materially impede the ability of the parties to consummate the Merger as contemplated herein.

                 (g) Employment Agreements. The option agreements and employment offer letters between Parent and Mr. Green shall be in full force and effect and shall not have been anticipatorially breached or repudiated by the individuals party thereto.

                 (h) Material Adverse Effect. There shall have been no events, changes or effects, individually or in the aggregate, with respect to the Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect on the Company or its Subsidiaries.

           6.3 Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the following conditions:

                 (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct on and as of the Effective Time (other than representations and warranties which address matters only as of a particular date, in which case such representations and warranties shall be true and correct on and as of such particular date), except for any failure of such representations and warranties to be true and correct which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Parent or Merger Sub to consummate the Merger; provided, however, for purposes of this Section 6.3(a), the representations and warranties of Parent and Merger Sub shall be construed as if they did not contain any qualification that refers to a Material Adverse Effect or materiality; and the Company shall have received a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of Parent.

                 (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them in all material respects on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of Parent.

                 (c) Material Adverse Effect. There shall have been no events, changes or effects, individually or in the aggregate, with respect to Parent or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect on Parent or its Subsidiaries.

                 (d) Board of Directors. The Board of Directors of Parent shall have taken all such actions, such that, effective upon the Effective Time, Mr. Green and one other person designated by the Company, who shall be reasonably satisfactory to Parent's Board of Directors, shall have been appointed to Parent's Board of Directors.

                 (e) Parent Affiliate Pooling Agreements. Each of the Parent Affiliate Pooling Agreements shall be in full force and effect as of the Effective Time.

                 (f) Employment Agreements. The option agreements and employment offer letters between Parent and Mr. Green shall be in full force and effect and shall not have been anticipatorially breached or repudiated by Parent.

                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

           7.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company:

                 (a) By mutual written consent duly authorized by the Boards of Directors of Parent and the Company;

                 (b) By either Parent or the Company if the Merger shall not have been consummated on or before November 30, 2000; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose willful failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to have been consummated on or before such date;

                 (c) By either Parent or the Company, if a Court or Governmental Authority shall have issued an Order or taken any other action, in each case which has become final and non-appealable and which restrains, enjoins or otherwise prohibits the Merger;

                 (d) By either Parent or the Company, if, (i) at the Company Stockholders' Meeting (including any adjournment or postponement thereof), the requisite vote of the stockholders of the Company to adopt this Agreement shall not have been obtained; or (ii) at the Parent Stockholders' Meeting (including any adjournment or postponement thereof), the requisite vote of the stockholders of Parent to approve the issuance of shares of Parent Common Stock in connection with the Merger shall not have been obtained;

                 (e) By Parent, if the Company or Board of Directors of the Company or any committee thereof shall have (i) approved or recommended, or proposed to approve or recommend, any Acquisition Proposal other than the Merger, (ii) breached its obligation to present and recommend the adoption of this Agreement by the stockholders of the Company, or withdrawn or modified, or proposed to withdraw or modify, in a manner adverse to Parent or Merger Sub, its recommendation or approval of the Merger, this Agreement or the transactions contemplated hereby, (iii) failed to mail the Joint Proxy Statement/Prospectus to the stockholders of the Company when the Joint Proxy Statement/Prospectus was available for mailing or failed to include therein such approval and recommendation (including the recommendation that the stockholders of the Company vote in favor of the adoption of the Merger Agreement), (iv) upon a request by Parent to publicly reaffirm the approval and recommendation of the Merger, this Agreement and the transactions contemplated hereby, failed to do so within ten days after such request is made, (v) entered, or caused the Company or any Subsidiary to enter, into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal, (vi) materially breached any provision of Section 4.2 or Section 5.2, (vii) materially breached the Strategic Relationship Agreement or (viii) resolved or announced its intention to do any of the foregoing;

                 (f) By Parent, if (i) any Person (other than Parent or an Affiliate of Parent) acquires beneficial ownership of or the right to acquire 20% or more of the outstanding shares of capital stock or other equity interests of the Company or any Subsidiary in a transaction or series of transactions that has been approved by the Board of Directors of the Company; or (ii) a tender or exchange offer relating to securities of the Company shall have been commenced by a Person unaffiliated with Parent, and the Company shall not have sent to its security holders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten Business Days after such tender or exchange offer is first published, sent or given, a statement that the Company recommends rejection of such tender or exchange offer.

                 (g) By Parent, if neither Parent nor Merger Sub is in material breach of its obligations under this Agreement, and if (i) at any time that any of the representations and warranties of the Company herein become untrue or inaccurate such that Section 6.2(a) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 7.1(g)) or (ii) there has been a breach on the part of the Company of any of its covenants or agreements contained in this Agreement such that Section 6.2(b) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 7.1(g)), and, in both case (i) and case (ii), such breach (if curable) has not been cured within 30 days after notice to the Company;

                 (h) By the Company, if it is not in material breach of its obligations under this Agreement, and if (i) at any time that any of the representations and warranties of Parent or Merger Sub herein become untrue or inaccurate such that Section 6.3(a) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 7.1(h)) or (ii) there has been a breach on the part of Parent or Merger Sub of any of their respective covenants or agreements contained in this Agreement such that Section 6.3(b) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 7.1(g)), and such breach (if curable) has not been cured within 30 days after notice to Parent; or

                 (i) By Parent, if any of the stockholders of the Company that is a party to the Company Stockholders' Agreement shall have breached or failed to perform in any material respect any representation, warranty, covenant or agreement contained therein, that, individually or in the aggregate, would reasonably be expected to materially impede the ability of the parties to consummate the Merger as contemplated herein.

           7.2 Effect of Termination. Except as provided in this Section 7.2 and Section 7.3, in the event of the termination of this Agreement pursuant to
Section 7.1, this Agreement (other
than this Section 7.2, Sections 5.4(c), 5.14, and 7.3 and Article VIII, which shall survive such termination) shall forthwith become void, and there will be no liability on the part of Parent, Merger Sub or the Company or any of their respective officers or directors to the other and all rights and obligations of any party hereto will cease, except that nothing herein will relieve any party from liability for any breach, prior to termination of this Agreement in accordance with its terms, of any representation, warranty, covenant or agreement contained in this Agreement.

           7.3   Fees and Expenses.

                 (a) Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Parent and the Company shall share equally all fees and expenses, other than attorneys' fees, incurred in relation to the printing and filing of the Joint Proxy Statement/Prospectus (including any preliminary materials related thereto), the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto and all filing fees payable in connection with filings made under the HSR Act or Foreign Competition Laws.

                 (b) In the event that Parent terminates this Agreement pursuant to (x) Section 7.1(e), Section 7.1(f), or Section 7.1(i), then the Company shall pay to Parent, no later than the second Business Day after such termination of this Agreement, a fee in cash equal to $50,000,000 plus the amount of Parent Expenses (as defined below), or (y) Section 7.1(d)(i), then (A) the Company shall pay to Parent no later than the second Business Day after such termination of this Agreement, a fee in cash equal to $10,000,000 plus the amount of Parent Expenses and (B) if, and only if, within twelve months following termination of this Agreement, the Company or any of its Subsidiaries enters into a definitive agreement with a third party with respect to a Business Combination, then the Company shall pay to Parent, not later than two Business Days after the date of consummation of the transaction pursuant to such definitive agreement or a successor agreement, $40,000,000 (such amounts in either (x) or (y), the "Termination Fee") which Termination Fee and Parent Expenses shall be payable by wire transfer of immediately available funds to an account specified by Parent. As used in this Agreement, the term "Parent Expenses" shall mean those fees and expenses actually incurred by Parent in connection with this Agreement, the Related Agreements and the transactions contemplated hereby and thereby, including fees and expenses of counsel, investment bankers, accountants, experts, consultants and other Parent Representatives. As used in this Section 7.2, "Business Combination" mean any of the following transactions (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 50% of the aggregate equity interests in the surviving or resulting entity of such transaction, (ii) a sale or other disposition by the Company of assets representing in excess of 50% of the aggregate fair market value of the Company's business immediately prior to such sale, or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of the Company.

                 (c)   The Company acknowledges that the agreements contained in
Section 7.3(b) is an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement. Accordingly, if the Company fails to pay in a timely manner the amounts due pursuant to Section 7.3(b) and, in order to obtain such payment, Parent makes a claim that results in a judgment against the Company for the amounts set forth in Section 7.3(b), the Company shall pay to Parent its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in Section 7.3(b) at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made. Payment of the fees described in
Section 7.3(b) shall not be in lieu of damages incurred in the event of breach of this Agreement. Nothing in this Section 7.3 shall be deemed to be exclusive of any other rights or remedies any party may have hereunder or under any Related Agreement or at law or in equity for any breach of this Agreement or any of the Related Agreements.

           7.4 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after adoption of this Agreement by the stockholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each share of Company Common Stock shall be converted upon consummation of the Merger or as otherwise prohibited by the DGCL. This Agreement may not be amended except by an instrument in writing signed by all of the parties hereto.

           7.5 Waiver. At any time prior to the Effective Time, any party hereto may extend the time for the performance of any of the obligations or other acts required hereunder, waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

           8.1 Survival of Representations and Warranties. The representations, warranties and agreements of each party hereto will remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any Person controlling any such party or any of their officers, directors, representatives or agents whether prior to or after the execution of this Agreement. The representations and warranties in this Agreement will terminate at the Effective Time.

           8.2 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested, or by electronic mail, with a copy thereof to be delivered or sent as provided above or by facsimile or telecopier, as follows:

                 (a)   If to Parent or Merger Sub:

                       webMethods, Inc.
                       3930 Pender Drive
                       Fairfax, Virginia 22030
                       Attention: Phillip Merrick
                                  President and CEO

                       With a copy to:

                       Shaw Pittman
                       1676 International Drive
                       McLean, Virginia  22102-5000
                       Attention:  Lawrence T. Yanowitch

                 (b)   If to the Company:

                       Active Software, Inc.
                       3333 Octavius Drive
                       Santa Clara, California 95054
                       Attention: R. James Green,
                                  Chairman, CEO, and Founder

                       With a copy to:

                       Venture Law Group
                       2800 Sand Hill Road
                       Menlo Park, California  94025
                       Attention: Mark Medearis
                                  Steven J. Tonsfeldt

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be received (i) in the case of personal delivery, nationally recognized overnight courier or registered or certified mail, on the date of such delivery and (ii) in the case of facsimile or telecopier or electronic mail, upon confirmed receipt.

           8.3 Disclosure Schedules. The Company Disclosure Schedule and the Parent Disclosure Schedule each shall be divided into sections corresponding to the sections and subsections of this Agreement. Disclosure of any fact or item in any section of a party's Disclosure Schedule shall not, should the existence of the fact or item or its contents be relevant to any other Section of the Disclosure Schedule, be deemed to be disclosed with respect to such other section.

           8.4   Certain Definitions. For purposes of this Agreement, the term:

                 "Affiliate" means any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person, including, with respect to the Company, any corporation, partnership, limited liability company or joint venture in which the Company (either alone, or through or together with any other Subsidiary) has, directly or indirectly, an interest of 10% or more.

                 "Balance Sheet" means the balance sheet of the Company contained in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

                 "beneficial owner" (including the terms "beneficial ownership" and "to beneficially own") with respect to a Person's ownership of any securities means such Person or any of such Person's Affiliates or associates (as defined in Rule 12b-2 under the Exchange Act) is deemed to beneficially own, directly or indirectly, within the meaning of Rule 13d-3 under the Exchange Act.

                 "Business Day" means any day other than a Saturday, Sunday or day on which banks are permitted to close in the State of New York or the State of California.

                 "Contract" means any contract, plan, undertaking, understanding, agreement, license, lease, note, mortgage or other binding commitment, whether written or oral.

                 "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock, as trustee or executor, by Contract or credit arrangement or otherwise.

                 "Court" means any court or arbitration tribunal of the United States, any domestic state, or any foreign country, and any political subdivision or agency thereof.

                 "Exchange Agent" means any bank or trust company organized under the Laws of the United States or any of the states thereof and having a net worth in excess of $100 million designated and appointed to act as the exchange agent in the Merger.

                 "Foreign Competition Laws" means any foreign statutes, rules, Regulations, Orders, administrative and judicial directives, and other foreign Laws, that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade.

                 "GAAP" means United States generally accepted accounting principles, consistently applied.

                 "Governmental Authority" means any governmental agency or authority of the United States, any domestic state, or any foreign country, and any political subdivision or agency thereof, and includes any authority having governmental or quasi-governmental powers, including any administrative agency or commission.

                 "Intellectual Property" means all (i) patents, patent applications, patent disclosures, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith,
(iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof, together with all authors' and moral rights, (iv) mask works and registrations and applications for registration thereof, (v) computer software (including, without limitation, source code, object code, macros, scripts, objects, routines, modules and other components), data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, products, processes, techniques, methods, research and development information and results, drawings, specifications, designs, plans, proposals, technical data, marketing plans and customer, prospect and supplier lists and information), (vii) other intellectual property rights, (viii) "technical data" as defined in 48 Code of Federal Regulations, Chapter 1, and (ix) copies and tangible embodiments thereof (in whatever form or medium).

                 "Knowledge" means (i) in the case an individual, knowledge of a particular fact or other matter if (A) such individual is actually aware of such fact or other matter, or (B) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonable investigation concerning the existence of such fact or other matter, and (ii) in the case of an entity (other than an individual) such entity will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge (as contemplated by clause (A) above) of such fact or other matter.

                 "Law" means all laws, statutes, ordinances and Regulations of any Governmental Agency including all decisions of Courts having the effect of law in each such jurisdiction.

                 "Lien" means any mortgage, pledge, security interest, attachment, encumbrance, lien (statutory or otherwise), license, claim, option, conditional sale agreement, right of first refusal, first offer, termination, participation or purchase or charge of any kind (including any agreement to give any of the foregoing); provided, however, that the term "Lien" shall not include
(i) statutory liens for Taxes, which are not yet due and payable or are being contested in good faith by appropriate proceedings, (ii) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented, (iii) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pension or other social security programs mandated under applicable Laws, (iv) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens, and (v) restrictions on transfer of securities imposed by applicable state and federal securities Laws.

                 "Litigation" means any claim, suit, action, arbitration, cause of action, claim, complaint, criminal prosecution, investigation, demand letter, or proceeding, whether at law or at equity, before or by any Court or Governmental Authority, any arbitrator or other tribunal.

                 "Malicious Code" means (i) any virus, Trojan horse, worm, or other software or data designed to permit unauthorized access, or to disable, erase, modify, deactivate or otherwise harm software, hardware, or data and (ii) any back door, time bomb, drop dead device, protect code, data destruct key, or other software or data designed to disable a computer program automatically with the passage of time or under the control of any person or entity other than the licensee.

                 "Material Adverse Effect" means, with respect to a Person, any fact, event, change, development, circumstance or effect that (i) is materially adverse to the business, condition (financial or otherwise), results of operations, assets, liabilities, properties or prospects of such Person and its Subsidiaries, taken as a whole, or (ii) in the event such Person is a party to this Agreement, would materially impair or delay the ability of the Company to perform its obligations hereunder or under the Related Agreements, including the consummation of the Merger; provided that, a Material Adverse Effect shall not include (x) changes in general economic conditions, (y) changes affecting the industry generally in which such Person operates (provided that such changes do not affect such Person in a substantially disproportionate manner), or (z) changes in the trading prices or volume of such Person's capital stock.

                 "Order" means any judgment, order, writ, injunction, ruling or decree of, or any settlement under the jurisdiction of, any Court or Governmental Authority.

                 "Person" means an individual, corporation, partnership, association, trust, unincorporated organization, limited liability company, other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

                 "Products" means the software, hardware or firmware now or within the past three (3) years offered for sale or license by the Company, together with all user documentation, data, scripts, macros, modules and other files and information supplied, sold or licensed with such software, hardware and firmware.

                 "Regulation" means any rule or regulation of any Governmental Authority having the effect of Law.

                 "Software" means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable, on paper or otherwise, (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (iv) the technology supporting, and the contents and audiovisual displays of any Internet site(s) operated by or on behalf of Company or any of its Subsidiaries, and (v) all documentation and other works of authorship, including user manuals and training materials, relating to any of the foregoing.

                 "Subsidiary" or "Subsidiaries" of the Company, the Surviving Corporation, Parent or any other Person means any corporation, partnership, joint venture, limited liability company or other legal entity of which the Company, the Surviving Corporation, Parent or such other Person, as the case may be, owns, directly or indirectly, greater than 50% of the stock or other equity interests the holder of which is generally entitled to vote as a general partner or for the election of the board of directors or other governing body of a corporation, partnership, joint venture, limited liability company or other legal entity.

           8.5 Interpretation. When a reference is made in this Agreement to Sections, subsections, Schedules or Exhibits, such reference shall be to a Section, subsection, Schedule or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "herein" and similar references mean, except where a specific Section or Article reference is expressly indicated, the entire Agreement rather than any specific Section or Article. The table of contents and the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

           8.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

           8.7 Entire Agreement. This Agreement and the Related Agreements (including all exhibits and schedules hereto and thereto) and other documents and instruments delivered in connection herewith constitute the entire agreement and supersedes all prior agreements and undertakings (other than the Confidentiality Agreement), both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.

           8.8 Assignment. This Agreement shall not be assigned by operation of Law or otherwise, except that Parent and Merger Sub may assign all or any of the rights of Merger Sub hereunder to another wholly owned subsidiary of the Parent, provided that no such assignment shall relieve the assigning party of its obligations hereunder.

           8.9 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except as set forth in
Section 5.17, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

           8.10 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

           8.11 Governing Law; Enforcement. This Agreement and the rights and duties of the parties hereunder shall be governed by, and construed in accordance with, the Law of the State of Delaware. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement or any Related Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or any Related Agreement and to enforce specifically the terms and provisions of this Agreement or any Related Agreement in the Court of Chancery of the State of Delaware or the Federal District Court for the District of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto,
(a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware and Federal District Court for the District of Delaware in the event any dispute arises out of this Agreement or any Related Agreement or any transaction contemplated hereby or thereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any Related Agreement or any transaction contemplated hereby or thereby in any court other than the Court of Chancery of the State of Delaware or the Federal District Court for the District of Delaware and (d) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or Related Agreement or any transaction contemplated hereby or thereby.

           8.12 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                             [Signatures Next Page]

           IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                    WEBMETHODS, INC.

                                    By:    /s/ Phillip Merrick
                                           ----------------------------------
                                    Name:  Phillip Merrick
                                    Title: President and CEO

                                    WOLF ACQUISITION, INC.

                                    By:    /s/ Phillip Merrick
                                           ----------------------------------
                                    Name:  Phillip Merrick
                                    Title: President and CEO

                                    ACTIVE SOFTWARE, INC.

                                    By:    /s/ R. James Green
                                           ----------------------------------
                                    Name:  R. James Green
                                    Title: Chairman, CEO and Founder